SCHEDULE 14A

                     SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                         Toastmaster Inc.
         (Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction
          applies:
_________________________________________________________________

     2)   Aggregate number of securities to which transaction
          applies:
_________________________________________________________________

     3)   Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11       (set
          forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
_________________________________________________________________

     5)   Total fee paid:
_________________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ____________________________________________________________

     2)   Form, Schedule or Registration Statement No.:
     ____________________________________________________________

     3)   Filing Party:
     ____________________________________________________________

     4)   Date Filed:
     ____________________________________________________________

                         TOASTMASTER INC.
                   1801 North Stadium Boulevard
                     Columbia, Missouri 65202


                                                 December 1, 1998



Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of Toastmaster Inc. (the "Company"), to be held at the principal executive offices of the Company, located at 1801 North Stadium Boulevard, Columbia, Missouri, on Thursday, December 31, 1998, commencing at 9:00 a.m., local time.

     At this important meeting, shareholders will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of August 26, 1998 (the "Merger Agreement"), by and among Salton/Maxim Housewares, Inc., a Delaware corporation ("Salton/Maxim"), its wholly-owned subsidiary, Columbia Acquisition Corp., a Missouri corporation ("Acquisition Sub"), and the Company, pursuant to which Acquisition Sub will merge with and into the Company (the "Merger"). As a result of the Merger, each of the outstanding shares of common stock of the Company will be converted into the right to receive $7.00 in cash. A copy of the Merger Agreement appears as Appendix A to the enclosed Notice of Special Meeting of Shareholders and Proxy Statement.

     The Board of Directors of the Company has determined that the Merger is in the best interests of the Company's shareholders. Accordingly, the Board unanimously approved the Merger Agreement and recommends that all shareholders vote for approval of the Merger Agreement. In making its determination, the Board took into account, among other things, a written opinion, dated as of August 25, 1998, of the Company's financial advisor, Credit Suisse First Boston Corporation, stating that the $7.00 per share cash consideration to be received by shareholders in the Merger is fair to such shareholders from a financial point of view. A copy of that opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Credit Suisse First Boston Corporation, appears as Appendix B to the enclosed Notice of Special Meeting of Shareholders and Proxy Statement.

     Robert H. Deming, Chairman of the Board and Chief Executive Officer of the Company, Daniel J. Stubler, President and Chief Operating Officer of the Company, John E. Thompson, Executive Vice President and Chief Financial Officer of the Company, and spouses and related trusts, entered into a Stockholders Agreement with Salton/Maxim concurrently with execution of the Merger Agreement, in which they each granted an option to Salton/Maxim to purchase all of the 2,983,729 shares of common stock of the Company (representing 39.5% of the Company's outstanding shares) owned by such persons at a price of $7.00 per share in cash.
That option is not permitted to be exercised unless, among other things, the Merger is approved by the holders of at least two-thirds of the outstanding shares of the Company's common stock.

     Shareholders are urged to read carefully the enclosed Notice of Special Meeting of Shareholders and Proxy Statement, including the Appendices thereto, which contain important information about the Merger and the Merger Agreement.

     Your Board of Directors joins with me in urging you to attend the Special Meeting. Whether or not you plan to attend the meeting, however, please complete, date, sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. If the Merger is consummated, shareholders will receive instructions for surrendering their common stock certificates (in exchange for $7.00 in cash) and a letter of transmittal to be used for this purpose. You should not submit your stock certificates for exchange until you have received such instructions and the letter of transmittal.

     PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY
CARD IN THE ENCLOSED ENVELOPE.


                                        Sincerely yours,



                                        Robert H. Deming
                                        Chairman of the Board

                         TOASTMASTER INC.
                   1801 NORTH STADIUM BOULEVARD
                     COLUMBIA, MISSOURI 65202

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON DECEMBER 31, 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of the
Shareholders of Toastmaster Inc., a Missouri corporation
("Toastmaster"), will be held at the principal executive offices of Toastmaster, located at 1801 North Stadium Boulevard,
Columbia, Missouri, on Thursday, December 31, 1998, commencing at
9:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 26, 1998, by and among Salton/Maxim Housewares, Inc., a Delaware corporation, its wholly-owned subsidiary, Columbia Acquisition Corp., a Missouri corporation ("Acquisition Sub"), and Toastmaster, pursuant to which Acquisition Sub will merge with and into Toastmaster and each of the outstanding shares of Toastmaster common stock will be converted into the right to receive $7.00 in cash, as more fully described in the accompanying Proxy Statement; and

     2. To transact such other business as properly may come before the meeting and any adjournment or adjournments thereof.

     The Board of Directors of Toastmaster has fixed the close of business on October 28, 1998 as the record date for determination of the shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or adjournments thereof.

     All shareholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, the Board of Directors of Toastmaster solicits you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all shareholders are urged to be present in person or by proxy.

                              By Order of the Board of Directors



                              Linda G. Arnold
                              Secretary

December 1, 1998
Columbia, Missouri

                         TOASTMASTER INC.
                   1801 NORTH STADIUM BOULEVARD
                     COLUMBIA, MISSOURI 65202
                        __________________

                         PROXY STATEMENT
                        __________________

                 SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD DECEMBER 31, 1998
                        __________________


     This Proxy Statement is being furnished to the shareholders of Toastmaster Inc., a Missouri corporation ("Toastmaster" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Toastmaster for use at the Special Meeting of Shareholders to be held on Thursday, December 31, 1998, commencing at 9:00 a.m., local time, at the principal executive offices of the Company, located at 1801 North Stadium Boulevard, Columbia, Missouri 65202, and at any adjournment or adjournments thereof (the "Special Meeting").

     At the Special Meeting, shareholders will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 26, 1998 (the "Merger Agreement"), by and among Salton/Maxim Housewares, Inc., a Delaware corporation ("Salton/Maxim"), its wholly-owned subsidiary, Columbia Acquisition Corp., a Missouri corporation ("Acquisition Sub"), and the Company, pursuant to which (i) Acquisition Sub will merge with and into the Company (the "Merger"), and (ii) each share of common stock, par value $.10 per share ("Common Stock") of the Company (other than dissenting shares or shares of Common Stock owned by the Company, Salton/Maxim, Acquisition Sub or any of their subsidiaries) issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $7.00 in cash. As of the date of mailing of this Proxy Statement, the Company does not know of any other business to be brought before the Special Meeting. A copy of the Merger Agreement appears as Appendix A to this Proxy Statement. See "The Merger--Merger Consideration."

     Consummation of the Merger is conditioned upon, among other things, approval of the Merger Agreement by the affirmative vote of at least two-thirds of the shares of Common Stock, represented in person or by proxy and entitled to vote at the Special Meeting. There can be no assurance that the conditions to the Merger will be satisfied or, where permissible, waived, or that the Merger will be consummated. See "The Merger Agreement-- Conditions to Consummation of the Merger."

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. ALL INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT HAS BEEN SUPPLIED BY THE COMPANY OTHER THAN INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING SPECIFICALLY TO SALTON/MAXIM AND TO ACQUISITION SUB, WHICH HAS BEEN SUPPLIED BY SALTON/MAXIM.

     This Proxy Statement and the enclosed form of proxy were first mailed to the Company's shareholders on or about December
1, 1998.

                        __________________

      The date of this Proxy Statement is December 1, 1998.
                        __________________

                        TABLE OF CONTENTS

                                                             Page

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     The Special Meeting . . . . . . . . . . . . . . . . . . . .4
          Purpose of the Meeting . . . . . . . . . . . . . . . .4
          Date, Place and Time . . . . . . . . . . . . . . . . .4
          Required Vote. . . . . . . . . . . . . . . . . . . . .4
          Proxies. . . . . . . . . . . . . . . . . . . . . . . .4
     The Merger. . . . . . . . . . . . . . . . . . . . . . . . .4
          Parties to the Merger. . . . . . . . . . . . . . . . .4
          Form of the Merger . . . . . . . . . . . . . . . . . .4
          Merger Consideration . . . . . . . . . . . . . . . . .4
          Effective Time of the Merger . . . . . . . . . . . . .5
          Conditions to the Merger . . . . . . . . . . . . . . .5
          Termination of the Merger. . . . . . . . . . . . . . .6
          Amendment. . . . . . . . . . . . . . . . . . . . . . .6
          No Solicitation of Alternative Transactions. . . . . .6
     Opinion of Financial Advisor. . . . . . . . . . . . . . . .6
     Recommendation of the Board of Directors; Reasons for the
          Merger . . . . . . . . . . . . . . . . . . . . . . . .6
     Interests of Certain Persons in the Merger. . . . . . . . .7
          Change of Control Payments . . . . . . . . . . . . . .7
          Supplemental Executive Retirement Plans. . . . . . . .7
          Stock Options. . . . . . . . . . . . . . . . . . . . .8
          Salton/Maxim Stock Options . . . . . . . . . . . . . .8
          Indemnification and Insurance. . . . . . . . . . . . .8
     Salton/Maxim Stock Options. . . . . . . . . . . . . . . . .8
     Dissenters' Rights of Appraisal . . . . . . . . . . . . . .8
     Governmental and Regulatory Approvals . . . . . . . . . . .8
     Certain Federal Income Tax Consequences . . . . . . . . . .8
     Selected Financial Information. . . . . . . . . . . . . . .9

SPECIAL MEETING, VOTING AND PROXIES. . . . . . . . . . . . . . 11
     Purpose of the Meeting. . . . . . . . . . . . . . . . . . 11
     Date, Place and Time. . . . . . . . . . . . . . . . . . . 11
     Voting at the Meeting . . . . . . . . . . . . . . . . . . 11
     Proxies . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Solicitation of Proxies . . . . . . . . . . . . . . . . . 12

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Parties to the Merger . . . . . . . . . . . . . . . . . . 13
          Toastmaster. . . . . . . . . . . . . . . . . . . . . 13
          Salton/Maxim and Acquisition Sub . . . . . . . . . . 13
     Form of the Merger. . . . . . . . . . . . . . . . . . . . 13
     Merger Consideration. . . . . . . . . . . . . . . . . . . 13
     Background of the Merger. . . . . . . . . . . . . . . . . 14
     Recommendation of the Board of Directors; Reasons for the
          Merger . . . . . . . . . . . . . . . . . . . . . . . 18
     Opinion of Financial Advisor. . . . . . . . . . . . . . . 18
          General. . . . . . . . . . . . . . . . . . . . . . . 18
          Summary of Analyses. . . . . . . . . . . . . . . . . 19
          Fee and Other Information. . . . . . . . . . . . . . 20

     Interests of Certain Persons in the Merger. . . . . . . . 21
          Change of Control Payments . . . . . . . . . . . . . 21
          Supplemental Executive Retirement Plans. . . . . . . 21
          Stock Options. . . . . . . . . . . . . . . . . . . . 22
          Salton/Maxim Stock Options . . . . . . . . . . . . . 23
          Indemnification and Insurance. . . . . . . . . . . . 23
     Effective Time; Effect of the Merger. . . . . . . . . . . 23
          Effective Time . . . . . . . . . . . . . . . . . . . 23
          Effect of the Merger . . . . . . . . . . . . . . . . 23
     Surrender of Stock Certificates . . . . . . . . . . . . . 23
     Certain Federal Income Tax Consequences . . . . . . . . . 24
     Accounting Treatment. . . . . . . . . . . . . . . . . . . 24
     Dissenters' Rights of Appraisal . . . . . . . . . . . . . 24
     Governmental and Regulatory Approvals . . . . . . . . . . 26
          Antitrust Filings. . . . . . . . . . . . . . . . . . 26
          Articles of Merger Filing. . . . . . . . . . . . . . 26

THE MERGER AGREEMENT . . . . . . . . . . . . . . . . . . . . . 26
     Representations and Warranties. . . . . . . . . . . . . . 26
     Certain Covenants . . . . . . . . . . . . . . . . . . . . 27
          General. . . . . . . . . . . . . . . . . . . . . . . 27
          No Solicitation of Alternative Transactions. . . . . 27
          Indemnification and Insurance. . . . . . . . . . . . 28
     Conditions to Consummation of the Merger. . . . . . . . . 28
     Termination . . . . . . . . . . . . . . . . . . . . . . . 29
     Expenses and Termination Fee. . . . . . . . . . . . . . . 29
     Waiver and Amendment. . . . . . . . . . . . . . . . . . . 30

THE STOCKHOLDERS AGREEMENT . . . . . . . . . . . . . . . . . . 30

SELECTED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . 31

MARKET PRICE FOR COMMON STOCK AND DIVIDENDS. . . . . . . . . . 33

OWNERSHIP OF TOASTMASTER COMMON STOCK. . . . . . . . . . . . . 34

INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . . 35

OTHER BUSINESS OF THE MEETING. . . . . . . . . . . . . . . . . 35

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING. . . . . . . . . 35

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . 36

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . 36


Appendix A - Agreement and Plan of Merger dated as of August 26,
1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Appendix B - Opinion of Credit Suisse First Boston . . . . . .B-1
Appendix C - Section 351.455 of the Missouri General and Business
Corporation Law. . . . . . . . . . . . . . . . . . . . . . . .C-1

                             SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. The summary is necessarily general and abbreviated and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement, the appendices hereto and the documents incorporated by reference herein. Shareholders are urged to carefully read this Proxy Statement, the appendices and such documents in their entirety.

THE SPECIAL MEETING

     PURPOSE OF THE MEETING. At the Special Meeting, shareholders will be asked to consider and vote upon a proposal to approve the Merger Agreement. See "Special Meeting, Voting and Proxies--Purpose of the Meeting."

     DATE, PLACE AND TIME. The Special Meeting will be held at the principal executive offices of the Company, located at 1801 North Stadium Boulevard, Columbia, Missouri 65202, commencing at 9:00 a.m., local time, on Thursday, December 31, 1998. See "Special Meeting, Voting and Proxies--Date, Place and Time."

     REQUIRED VOTE. Only holders of record of shares of the Company's common stock, par value $.10 per share ("Common Stock"), as of the October 28, 1998 record date are entitled to vote at the Special Meeting. On such date, there were 7,551,950 shares of Common Stock outstanding. The affirmative vote of at least two-thirds of the shares of Common Stock, represented in person or by proxy and entitled to vote at the Special Meeting, is required for approval of the Merger Agreement. Shareholders are entitled to one vote per share of Common Stock. Abstentions will have the same effect as votes cast against the proposal to approve the Merger Agreement. See "Special Meeting, Voting and Proxies--Voting at the Meeting."

     PROXIES.    By completing and returning the enclosed form of
proxy, the shareholder authorizes the persons named therein to vote all of the shareholder's shares on behalf of such shareholder. A shareholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting. See "Special Meeting, Voting and Proxies--Proxies."

THE MERGER

     PARTIES TO THE MERGER. Toastmaster designs, manufactures, markets and services a wide array of electrical consumer appliances and time pieces under the brand names of Toastmaster [Registered Trademark] and Ingraham [Registered Trademark]. Salton/Maxim designs and markets an extensive line of kitchen and home appliances, personal and beauty care products and decorative quartz wall and alarm clocks. Acquisition Sub is a wholly-owned subsidiary of Salton/Maxim organized for the sole purpose of effecting the Merger. It has not conducted any business operations. See "The Merger--Parties to the Merger."

     FORM OF THE MERGER. At the effective time of the Merger, Acquisition Sub will merge with and into the Company in accordance with Missouri law. As a result of the Merger, the separate corporate existence of Acquisition Sub will cease and the Company, as the surviving corporation in the Merger, and will continue its existence as a wholly-owned subsidiary of Salton/Maxim under the name Toastmaster Inc. See "The Merger-- Form of the Merger" and "--Effective Time; Effect of the Merger."

     MERGER CONSIDERATION. At the effective time of the Merger, each share of Common Stock then outstanding (other than shares held in the Company's treasury, shares owned by the Company, Salton/Maxim, Acquisition Sub or any of their subsidiaries and shares held by shareholders ("Dissenting Holders") who properly have demanded and perfected their statutory dissenters' appraisal rights) will be converted into the right to receive $7.00 in cash. Shares of Common Stock held in treasury or owned by the Company, Salton/Maxim, Acquisition Sub or any of their subsidiaries will be canceled and retired pursuant to the Merger Agreement without payment of any consideration therefor.

     The Company intends to cause all outstanding options to purchase shares of Common Stock granted by it (whether or not then exercisable) to be canceled immediately after the effective time of the Merger. The holder of each such option that is so canceled will be entitled to receive an amount equal to the excess of $7.00 over the exercise price of such option, multiplied by the number of shares subject to such option, reduced by the amount of withholding or other taxes required by law to be withheld. Each of the options granted by the Company that currently are not vested will become vested on consummation of a the Merger.

     EFFECTIVE TIME OF THE MERGER. If the Merger Agreement is approved by at least two-thirds of the shares of Common Stock, represented in person or by proxy and entitled to vote at the Special Meeting, and if all other conditions to the obligations of the parties to consummate the Merger are satisfied or waived, the Merger will become effective upon the filing of articles of merger with the Secretary of State of Missouri in accordance with applicable law. The filing of such articles of merger will take place as soon as practicable following the Closing contemplated by the Merger Agreement, which will take place as soon as practicable following approval of the Merger Agreement by the Company's shareholders and the satisfaction or waiver of the other conditions to each party's obligations to consummate the Merger as set forth more fully in the Merger Agreement. In this regard, Salton/Maxim has informed the Company that it currently expects to consummate the Merger by no later than March 15, 1999.
 See "The Merger--Effective Time; Effect of the Merger" and "The Merger Agreement--Conditions to Consummation of the Merger."

     CONDITIONS TO THE MERGER. The obligations of each of the Company, Salton/Maxim and Acquisition Sub to consummate the Merger are subject to, among other things, the following conditions: (i) the Merger Agreement and the transactions contemplated thereby shall have been approved by at least two-thirds of the outstanding shares of Common Stock at the Special Meeting; (ii) the waiting periods applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been terminated or shall have expired; (iii) the absence of any statute, rule, order, decree or regulation issued by any governmental entity or any injunction, decree or other order issued by any court of competent jurisdiction in the United States prohibiting the performance of the Merger Agreement or the consummation of the Merger; and (iv) the consummation of the Merger shall not result in the violation of any applicable federal or state law. In addition, the obligation of Salton/Maxim to consummate the Merger is subject to, among other things, the following conditions: (i) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, except where the inaccuracy (without regard to materiality qualifications) would not reasonably be expected to have a material adverse effect on the business, assets, liabilities, properties, financial conditions or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); (ii) the performance by the Company of its obligations under the Merger Agreement (except for nonperformance that does not have a Material Adverse Effect) and the delivery by the Company of an officers' certificate certifying to such performance; (iii) no material suit, action or proceeding shall have been brought against Salton/Maxim, Acquisition Sub, the Company or any of their respective subsidiaries (A) seeking to restrain or prohibit consummation of the Merger or Salton/Maxim's ownership or operation of the Company, (B) seeking damages that are material in amount in relation to the Company and its subsidiaries, taken as a whole, or (C) which is reasonably likely to have a material adverse effect on the Company; (iv) the absence of any statute, rule, regulation, judgment, order or injunction by a governmental entity that is substantially likely to give rise to any of the consequences referred to in the immediately preceding clause
(iii); (v) the Company shall not have received notice of the intent of shareholders holding an aggregate of 7.5% or more of the outstanding shares of Common Stock to object to the Merger and exercise appraisal rights under the Missouri General and Business Corporation Law; and (vi) if Salton/Maxim has exercised the option granted to it by certain shareholders of the Company, the purchase of approximately 39.5% of the Company's outstanding shares pursuant to such exercise shall have been consummated. The obligation of the Company to consummate the Merger is subject to, among other things, the following conditions: (i) the accuracy of the representations and warranties of the Salton/Maxim and Acquisition Sub contained in the Merger Agreement, except where such inaccuracy (without giving effect to any materiality qualifications) would not reasonably be expected to adversely affect the ability of Salton/Maxim to consummate the Merger or to perform the Merger Agreement; and (ii) the performance by Salton/Maxim of its obligations under the Merger Agreement, except where such nonperformance would not have a material adverse effect on the ability of Salton/Maxim to consummate the Merger or to perform the Merger Agreement. See "The Merger Agreement--Conditions to Consummation of the Merger."

     TERMINATION OF THE MERGER. The Merger Agreement may be terminated prior to the effective time of the Merger, whether prior to or after approval of the Merger Agreement at the Special Meeting, under certain prescribed conditions. Certain fees and expenses may become payable in the event of such termination.
See "The Merger Agreement--Termination" and "--Expenses and
Termination Fee."

     AMENDMENT. Subject to compliance with applicable law, the Merger Agreement may be amended with the agreement of Toastmaster, Salton/Maxim and Acquisition Sub prior to the effective time of the Merger. See "The Merger Agreement--Waiver and Amendment."

     NO SOLICITATION OF ALTERNATIVE TRANSACTIONS. The Merger Agreement prohibits the Company and its representatives from soliciting or initiating inquiries or proposals from, providing confidential information to, or participating in discussions or negotiations with third parties concerning a merger, sale of assets not in the ordinary course of business or other similar transaction involving the Company or any subsidiary or division of the Company, or the sale of any shares of, or any equity interest in, the Company or such subsidiaries (an "Acquisition Proposal"). The Company is, however, permitted to furnish information pursuant to an appropriate confidentiality agreement, and to participate in discussions or negotiations, with third parties regarding an Acquisition Proposal if (i) the Board of Directors of the Company concludes in good faith, after consultation with its financial advisor, that the third party has made a bona fide Acquisition Proposal for a transaction more favorable to the Company's shareholders from a financial point of view than the Merger, and (ii) in the opinion of the Board of Directors, after receipt of advice from independent legal counsel to the Company, the failure to provide such information or access, or to engage in such discussions or negotiations, would cause the Board of Directors of the Company to violate its fiduciary duties to the Company's shareholders under applicable law (an Acquisition Proposal which satisfies clauses (i) and (ii) is referred to as a "Superior Proposal"). If the Company enters into an agreement with respect to a Superior Proposal, the Company is required to pay Salton/Maxim a termination fee of $2.0 million and Salton/Maxim's actual out-of-pocket expenses incurred in connection with the Merger of up to $750,000. See "The Merger Agreement--No Solicitation of Alternative Transactions."

OPINION OF FINANCIAL ADVISOR

     Credit Suisse First Boston Corporation has acted as exclusive financial advisor to Toastmaster in connection with the Merger, and delivered its written opinion, dated as of August 25, 1998, to the Board of Directors that, as of such date, the consideration to be received by the shareholders of Toastmaster in the Merger was fair to such shareholders from a financial point of view. A copy of this opinion is attached hereto as Appendix B and should be read carefully by shareholders in its entirety with regard to the assumptions made, procedures followed, matters considered and the limitations on the analyses undertaken in arriving at such opinion. For its services to Toastmaster in connection with the Merger, Credit Suisse First Boston Corporation will be paid certain fees and receive reimbursement for its reasonable out-of-pocket expenses. See "The Merger-- Opinion of Financial Advisor."

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

     The Board of Directors unanimously has approved the Merger Agreement and the transactions contemplated thereby and recommends that shareholders vote for approval of the Merger Agreement at the Special Meeting. The Board of Directors believes that the Merger is fair to, and in the best interests of, the Company and its shareholders. See "The Merger-- Recommendation of the Board of Directors; Reasons for the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors with respect to the Merger Agreement, shareholders should be aware that certain members of management and the Board have certain interests in the Merger that are in addition to or different from those of shareholders generally. See "The Merger-- Interests of Certain Persons in the Merger."

     CHANGE OF CONTROL PAYMENTS. The Company's employment agreements with Robert H. Deming, Daniel J. Stubler and John E. Thompson provide that the employee may terminate his employment, upon ten days' prior written notice, at any time within one year after a "Change of Control" (such as the Merger) and will be entitled to receive two years' salary plus the proportionate amount of any incentive bonus and other compensation, payments and benefits which would otherwise have been received by the employee with respect to the year in which employment was terminated. See "The Merger--Interests of Certain Persons in the Merger--Change of Control Payments."

     In addition to the above-mentioned employment agreements, the Company entered into change of control agreements with four employees, including Linda G. Arnold, Vice President--Human Resources and Secretary and Scott R. Thrasher, Senior Vice President--Sales and Marketing. Under the terms of these agreements, if employment is terminated (by the employee for "good reason" or by the Company other than for "cause") within one year of a "Change of Control" (such as the Merger), the employee will be entitled to receive one year's salary (based on the employee's highest monthly base salary for the then preceding twelve-month period) plus (i) the proportionate amount of any incentive bonus and other compensation, payments and benefits which would otherwise have been received by the employee with respect to the year in which employment was terminated, and (ii) any accrued and unpaid vacation pay. See "The Merger--Interests of Certain Persons in the Merger--Change of Control Payments."

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS.   The Company has a
supplemental executive retirement plan ("SERP") for Robert H. Deming, Daniel J. Stubler and John E. Thompson and a supplemental executive retirement plan ("SERP II") for Ralph J. Ronalter, Jr., Vice President and General Manager--Time Products, and Scott R. Thrasher. The SERP provides for a normal retirement benefit for each of the three executives in the SERP in an amount equal to 50% of such executive's final average compensation, which amount shall be reduced by the sum of (i) the pension benefit accrued for such executive under the Company's defined benefit plan and
(ii) such executive's primary Social Security benefit. The SERP II provides for a normal retirement benefit for each of the two executives in the SERP II in an amount equal to the pension benefit that such executive would have been entitled to receive under the Company's defined benefit plan, reduced by the pension benefit that such executive actually receives under such plan.

     In connection with the execution of the Merger Agreement, the SERP and SERP II each were amended. The SERP was amended
(i) to provide for the transfer of assets from the Rabbi Trusts to the Secular Trusts with respect to the SERP and, (ii) to make a one-time payment to the trusts of funds sufficient to provide for the vested accrued payment obligations under the SERP and to terminate future funding obligations, in each case in the event of a change of control of the Company such as the Merger. In addition, an Indemnification Agreement was entered into between such persons and the Company to ensure that the amount each of these persons will receive under all compensation arrangements with the Company will not be reduced by any excise tax, in the event any of such payments are considered to be "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended, or any gross-up payment made to reimburse them for any income or other tax imposed with respect to such indemnification payments. The SERP II was amended to make a one-time payment to the trusts of funds sufficient to provide for the vested accrued payment obligations under the SERP II and to terminate future funding obligations, in the event of a change of control of the Company such as the Merger. See "The Merger-- Interests of Certain Persons in the Merger--Supplemental Executive Retirement Plans."

     STOCK OPTIONS. Certain executive officers and directors of the Company hold options to purchase shares of Toastmaster common stock. Pursuant to the Merger Agreement, the Company has agreed to use its reasonable best efforts, including obtaining any necessary consents of optionholders, to cause all outstanding options to purchase shares of Toastmaster common stock granted by the Company (whether or not then exercisable) to be canceled immediately after the effective time of the Merger. The holder of each such option that is so canceled will be entitled to receive an amount equal to the excess of $7.00 over the exercise price of such option, multiplied by the number of shares subject to such option, reduced by the amount of withholding or other taxes required by law to be withheld. By their respective terms, each of the options granted by the Company that currently are not vested will become vested on consummation of a transaction such as the Merger. See "The Merger--Interests of Certain Persons in the Merger--Stock Options."

     SALTON/MAXIM STOCK OPTIONS. In connection with the execution of the Merger Agreement, Robert H. Deming, Daniel J. Stubler, John E. Thompson, and certain of their spouses and related trusts entered into a Stockholders Agreement with Salton/Maxim. See "The Merger--Interests of Certain Persons in the Merger--Stockholders Agreement" and "The Stockholders Agreement."

     INDEMNIFICATION AND INSURANCE. The Merger Agreement provides that for a period of six years after the effective time of the Merger, Salton/Maxim will preserve in effect the indemnification protection afforded by Toastmaster's Charter, By-laws and Indemnification Agreements with its directors and executive officers to any individual who is or was an employee, agent, director or officer of the Company or any of its subsidiaries. In addition, Salton/Maxim has agreed to maintain directors' and officers' liability insurance in effect for a period of six years after the effective time of the Merger. See "The Merger--Interests of Certain Persons in the Merger-- Indemnification and Insurance."

SALTON/MAXIM STOCK OPTIONS

     In connection with the execution of the Merger Agreement, Robert H. Deming, Daniel J. Stubler, John E. Thompson, and certain of their spouses and related trusts entered into a Stockholders Agreement in which they granted to Salton/Maxim an option to purchase all, but not less than all, of the 2,983,729 shares of common stock of the Company (representing 39.5% of the Company's outstanding shares) owned by such persons at a price of $7.00 per share. That option is not permitted to be exercised unless, among other things, all of the conditions precedent to the consummation of the Merger have been satisfied or waived. See "The Stockholders Agreement" and "The Merger Agreement--Conditions to Consummation of the Merger."

DISSENTERS' RIGHTS OF APPRAISAL

     Shareholders are entitled to appraisal rights in connection with the Merger under applicable law. See "The Merger--
Dissenters' Rights of Appraisal."

GOVERNMENTAL AND REGULATORY APPROVALS

     Other than filings of certain information and materials made under federal antitrust laws and the filing of articles of merger with the Secretary of State of Missouri, the Company knows of no such regulatory or other approvals required by law. See "The Merger--Governmental and Regulatory Approvals."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The receipt of cash in exchange for shares of Common Stock in the Merger will be a taxable transaction to Toastmaster shareholders for Federal income tax purposes and also may be taxable under applicable state, local, foreign and other tax laws. EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. See "The Merger--Certain Federal Income Tax Consequences."

SELECTED FINANCIAL INFORMATION

     The following table sets forth selected financial information for Toastmaster for the periods and at the dates indicated. The financial information for each of the years in the three-year period ended December 31, 1997 are derived from the Company's consolidated financial statements which have been audited by KPMG Peat Marwick LLP, independent public accountants. Results for interim periods are not necessarily indicative of results to be expected for any other interim period or for the year as a whole. The information in the table should be read in conjunction with the audited and unaudited consolidated financial statements, related notes thereto and other information contained in the annual and quarterly reports for each of these periods, which are incorporated by reference herein.

                                             Nine Months ended
                    Year ended December 31,         September 30,
                    1997      1996   1995     1998          1997

STATEMENT OF
OPERATIONS DATA         (In thousands, except per share amounts)

Net sales        $154,347 $163,049 $188,509  $92,923   $98,281
Cost of sales/1/  125,465  142,458  156,310   80,094    80,539

Gross profit       28,882   20,591   32,199   12,829    17,742
Selling, general   22,669   23,641   25,011   15,430    16,101
 and administrative
 expenses

Operating income    6,213   (3,050)   7,188   (2,601)   1,641
 (loss)/2/
Interest expense    4,063    4,393     4,923    2,821    2,775
Interest income       639       32        25        0      343

Income (loss) before
 income taxes       2,789    (7,411)   2,290   (5,422)    (791)
Income tax expense
 (benefit)            899    (2,720)     956   (1,905)    (348)

Net income (loss)$  1,890   $(4,691) $ 1,334  $(3,517)  $ (443)

Weighted average
 shares used in
 computation:
   Basic earnings
     per common
     shares         7,538     7,538    7,560    7,547    7,538
   Diluted earnings
     (loss) per
     share          7,546     7,538    7,560    7,588    7,542

Basic earnings (loss)
  per share      $    0.25 $  (0.62)  $ 0.18 $ (0.47)  $(0.06)

Diluted earnings
  (loss) per
  share          $    0.25  $  (0.62) $ 0.18 $ (0.46)  $ (0.06)

/1/ Restructuring charges totaling $7,600,000 are reflected in cost of sales for the year ended December 31, 1996

/2/ Operating income (loss) is net of depreciation and amortization for each of the three years ended December 31, 1997 of approximately $4,372,000, $4,148,000 and $3,622,000, respectively.

                                December 31,          September 30,
                       1997      1996      1995       1998     1997
BALANCE SHEET DATA

Working capital  $  59,735    $ 61,870  $ 79,764  $ 65,631  $ 64,881

Total assets       106,291     104,854   129,995   112,476   113,499

Current Install-
  ments-LTD          2,104       2,145     2,176     2,054     2,117

Long-term debt      42,597      44,611    58,190    50,135    49,090

Stockholders'
  equity            41,318      40,164    45,422    37,275    39,272

Dividends paid
  per share      $   0.08      $  0.08   $ 0.08  $  0.06   $   0.06

Book value
  per share      $   5.48      $  5.33   $ 6.02  $  4.94   $   5.21

               SPECIAL MEETING, VOTING AND PROXIES

PURPOSE OF THE MEETING

     At the Special Meeting, shareholders will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 26, 1998 (the "Merger Agreement"), by and among Salton/Maxim Housewares, Inc., a Delaware corporation ("Salton/Maxim"), its wholly-owned subsidiary, Columbia Acquisition Corp., a Missouri corporation ("Acquisition Sub"), and the Company, pursuant to which (i) Acquisition Sub will merge with and into the Company (the "Merger"), and (ii) each share of common stock, par value $.10 per share ("Common Stock") of the Company (other than dissenting shares or shares of common stock owned by the Company, Salton/Maxim, Acquisition Sub or any of their subsidiaries) issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $7.00 in cash. Pursuant to the Merger Agreement, the consummation of the Merger is conditioned upon, among other things, approval of the proposal by the affirmative vote of at least two-thirds of the Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. As of the date of mailing of this Proxy Statement, the Company does not know of any other business to be brought before the Special Meeting. A copy of the Merger Agreement appears as Appendix A to this Proxy Statement. See "The Merger--Merger Consideration."

     THE BOARD OF DIRECTORS, BY UNANIMOUS VOTE, HAS APPROVED THE
MERGER AGREEMENT AND THE MERGER CONTEMPLATED THEREBY AND
RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION
OF THE MERGER AGREEMENT.

     In considering the recommendation of the Board of Directors with respect to the Merger Agreement contemplated thereby, shareholders should be aware that certain members of management and the Board have certain interests in the Merger that are in addition to or different from those of shareholders generally. See "The Merger--Interests of Certain Persons in the Merger."

DATE, PLACE AND TIME

     The Special Meeting will be held at the principal executive offices of the Company, located at 1801 North Stadium Boulevard, Columbia, Missouri 65202, commencing at 9:00 a.m., local time, on Thursday, December 31, 1998. Only holders of record of shares of Common Stock, as of the close of business on October 28, 1998 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting or any adjournment or adjournments thereof. As of the Record Date, 7,551,950 shares of Common Stock were outstanding and entitled to be voted at the Special Meeting. The Special Meeting may be adjourned or postponed to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

VOTING AT THE MEETING

     For purposes of voting on the proposal described herein, the presence in person or by proxy of shareholders holding a majority of the total outstanding shares of Common Stock shall constitute a quorum at the Special Meeting. Only holders of record of shares of Common Stock as of the Record Date are entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on each matter properly to come before the Special Meeting. Shares of Common Stock represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on any matter will be counted in determining whether a quorum is present. Shares of Common Stock as to which there is a broker non-vote (i.e., when a broker holding shares for clients in street name is not permitted to vote on certain matters without instruction) also will be counted for quorum purposes.

     The affirmative vote of at least two-thirds of the shares of Common Stock, represented in person or by proxy and entitled to vote at the Special Meeting, is required for approval of the Merger Agreement. The affirmative vote of a majority of the shares of Common Stock, represented in person or by proxy and entitled to vote at the Special Meeting, is required for the approval of such other matters as properly may come before the Special Meeting.

     As of the Record Date, the directors and executive officers of Toastmaster, together with their affiliates as a group, held 3,250,628 shares of Common Stock (representing 43.0% of the outstanding Common Stock as of the Record Date) entitled to vote at the Special Meeting. Those persons have informed Toastmaster they intend to vote all of those shares for approval of the Merger Agreement.

     A shareholder entitled to vote with respect to any matters at the Special Meeting may abstain from voting on such matters. Abstentions from the proposal to approve and adopt the Merger Agreement or any other proposal are treated as votes against the particular proposal. Broker non-votes on any proposal to be voted on at the Special Meeting are treated as shares of Common Stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote. Broker non-votes on a proposal therefore will be treated as votes against the particular proposal.

PROXIES

     Shareholders may vote either in person or by properly executed proxy. By completing and returning the enclosed form of proxy, the shareholder authorizes the persons named therein to vote all of the shareholder's shares on his or her behalf. You are requested to complete, date and sign the enclosed form of proxy and return it promptly to the Company in the enclosed postage prepaid envelope. Shares represented by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the shareholders' instructions indicated in such proxies. If no instructions are indicated, such shares will be voted in favor of the approval of the Merger Agreement, and, as to any other matter that properly may be brought before the Special Meeting, in accordance with the discretion and judgment of the appointed proxies. A shareholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by appearing at the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

     This solicitation of proxies for the Special Meeting is being made by the Company's Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of Toastmaster's transfer agent, will be paid by Toastmaster.

     A list of shareholders entitled to vote at the Special Meeting will be available for examination at least ten days prior to the date of the Special Meeting during normal business hours at the principal executive offices of Toastmaster located at 1801 North Stadium Boulevard, Columbia, Missouri. The list also will be available at the Special Meeting.


                            THE MERGER

     This section of the Proxy Statement describes certain aspects of the Merger and the Merger Agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. Capitalized terms used in this section but not defined in the Proxy Statement have the meanings ascribed to them in the Merger Agreement. All shareholders are urged to read the Merger Agreement in its entirety.

PARTIES TO THE MERGER

     TOASTMASTER. The Company designs, manufactures, markets and services a wide array of electrical consumer appliances and time pieces under the brand names of Toastmaster [Registered Trademark] and Ingraham [Registered Trademark]. These products presently may be classified into two principal categories: kitchen countertop appliances and time products. Although the Company historically has been best known for its complete line of toasters, including its Bagel Perfect [Registered Trademark] toasters, its kitchen countertop appliances include a wide variety of other popular electric products, such as the Breadmaker's Hearth [Trademark], a combination breadmaker/countertop oven, the Corner Bakery [Trademark] breadmaker with dessert function, the Bread Box [Registered Trademark] automatic breadmaker, the Cool Edge Grill [Trademark] with sear section, Faultless [Trademark] by Toastmaster clothes irons, Snackster [Registered Trademark] snack and sandwich makers, countertop ovens, dessert and waffle bakers, griddles, buffet ranges, Handi-Pan [Registered Trademark] mini-fry pans, carving knives, hand mixers, can openers, blenders, food slicers , coffee makers and grinders and tea kettles. The Company's time products consist of an extensive line of clocks and timers, including battery wall clocks, electric analog alarm clocks, electric analog alarm clocks under the Timex [Registered Trademark] and Indiglo [Registered Trademark] brand names, decorator wall clocks and mechanical and electronic household timers.

     The Company's principal executive offices are located at 1801 North Stadium Boulevard, Columbia, Missouri 65202, and its telephone number is (573) 445-8666.

     SALTON/MAXIM AND ACQUISITION SUB. Salton/Maxim designs and markets an extensive line of kitchen and home appliances, personal and beauty care products and decorative quartz wall and alarm clocks under the brand names Salton [Registered Trademark], Maxim [Registered Trademark], Breadman [Registered Trademark], Juiceman [Registered Trademark], Salton Creation [Registered Trademark], Salton Time [Registered Trademark], White-Westinghouse [Registered Trademark], and Farberware [Registered Trademark].
It also designs and markets a broad range of tabletop products, including china, crystal and glassware, under the brand names
Block [Registered Trademark] China, Atlantis [Registered Trademark] Crystal, and Gear [Registered Trademark].

     Acquisition Sub is a wholly-owned subsidiary of Salton/Maxim organized for the sole purpose of effecting the Merger. It has not conducted any business operations.

     The principal executive offices of Salton/Maxim and Acquisition Sub are located at 550 Business Center Drive, Mount
Prospect, Illinois 60056, and their telephone number is (847)
803-4600.

FORM OF THE MERGER

     Pursuant to the Merger Agreement, at the effective time of the Merger, Acquisition Sub will merge with and into the Company in accordance with Missouri law. As a result of the Merger, the separate corporate existence of Acquisition Sub will cease and the Company, as the surviving corporation in the Merger, will continue its existence as a wholly-owned subsidiary of Salton/Maxim and will continue under the name Toastmaster Inc.

MERGER CONSIDERATION

     At the effective time of the Merger, each share of Common Stock then outstanding (other than shares held in the Company's treasury, shares owned by the Company, Salton/Maxim, Acquisition Sub or any of their subsidiaries and shares held by shareholders ("Dissenting Holders") who properly have demanded and perfected their statutory dissenters' appraisal rights) will be converted into the right to receive $7.00 in cash.

     The Merger Agreement provides that any issued and outstanding shares of Common Stock held by a Dissenting Holder ("Dissenting Shares") shall not be converted as described above but shall be converted, at the effective time of the Merger, into the right to receive such consideration as may be determined to be due to such Dissenting Holder pursuant to the Missouri General and Business Corporation Law (the "MBCL"). However, if shares of Common Stock are held by a Dissenting Holder who, after the effective time of the Merger, withdraws his demand for appraisal or loses his right of appraisal under the MBCL, each such share shall be deemed to be converted as of the effective time of the Merger into the right to receive $7.00 in cash. See "The Merger-- Dissenters' Rights of Appraisal."

     At the effective time of the Merger, all shares of Toastmaster common stock held in the Company's treasury or owned by the Company, Salton/Maxim, Acquisition Sub or any of their subsidiaries will be canceled and retired pursuant to the Merger Agreement without payment of any consideration therefor. The Merger Agreement provides that all shares of Acquisition Sub common stock outstanding immediately prior to the effective time of the Merger will be converted into that number of shares of Common Stock of Toastmaster, as the surviving corporation, that is equal to the number of shares of Toastmaster Common Stock outstanding immediately prior to the effective time of the Merger.

BACKGROUND OF THE MERGER

     At various meetings in 1995, the Company's senior management ("Management") discussed with the Board of Directors its view of the Company's strategic position in the markets for its two principal product categories, kitchen countertop appliances and time products. These discussions focused on the trends affecting the Company's prospects. The Management reviewed with the Board of Directors (on both a formal and informal basis) a number of strategic alternatives designed to achieve the objective of enhancing shareholder value. Management indicated that there was a need to systematically explore these alternatives and therefore engaged CS First Boston Corporation (which subsequently changed its name to Credit Suisse First Boston Corporation) on
September 14, 1995 to act as the Company's exclusive financial advisor (the "Financial Advisor") to assist in that undertaking. The primary alternatives which were explored included: (i) the acquisition of other vendors with a competitive or complimentary product line in order to enhance the Company's competitive position and its growth and earnings, (ii) remaining independent and improving its profitability by, among other things, lowering its cost structure, and (iii) the sale of the Company to strategic or financial buyers. Management did not recommend that any particular alternative be pursued to the exclusion of others but undertook to periodically report to the Board on the results of the exploration by it and the Financial Advisor of these alternatives.

     The Company investigated the possibility of acquiring several different companies with competitive or complimentary products during the period from 1995 through 1998. The Company made offers to buy certain of these companies during this period. The Company, however, elected not to make those acquisitions because the winning bids were believed to be excessive in relation to the Company's estimate of the future financial performance of those companies.

     With regard to the second alternative, Management prepared and shared with the Board various analyses of the cost savings and feasibility of closing of some or all of the Company's domestic manufacturing facilities and having its products manufactured in China. Management also prepared and shared with the Board various analyses of ways in which greater use of automation and re-engineering of its products could be implemented to reduce manufacturing costs in order to become more competitive with lower price point products produced overseas. Partial implementation of this strategy resulted in closing of the Boonville, Missouri facility in 1998 and production of certain products in China such as the Company's waffle bakers. While these sorts of strategic initiatives would likely be pursued if the Merger is not consummated, Management recommended to the Board, and the Board concurred in the view, that the risks and uncertainties associated with these initiatives are less certain of producing shareholder value in excess of the Merger Consideration.

     As a result of the foregoing analysis, exploration of the
sale of the Company gradually became the primary strategic
alternative pursued by Management and the Board.   The Financial
Advisor contacted a number of potential acquirors, including both strategic and financial buyers. Several of these potential acquirors executed confidentiality agreements, conducted a due diligence investigation of the Company, and were provided with a memorandum prepared by the Financial Advisor containing information concerning the Company. Certain of these potential acquirors submitted a preliminary indication of interest, which in certain cases included a non-binding expression of a proposed purchase price. Those indications of interest did not, however, result in an offer acceptable to the Company for a variety of reasons, including timing considerations, the ability of the potential acquirors to obtain financing, the Board's assessment of the likelihood of consummating the sale, and the evaluation by the Board at the time those proposals were received of the range of the Company's intrinsic value.

     Leonard Florence, a leading figure in the housewares business, initiated substantive discussions with the Company in the Fall of 1997 regarding the possibility of acquiring the Company. Mr. Florence indicated that he had a committed source of financing available for that purpose and that he was heading a company that was willing to make a tender offer for all outstanding shares of common stock of the Company at a price of $7.00 per share in cash. Those discussions continued from time to time for several months. Mr. Florence reiterated during these discussions that such an offer would be made only on the condition that Messrs. Deming, Stubler, Thompson and their spouses and related trusts ("Principal Shareholders") each granted an option to the acquiring company to purchase all of their shares (accounting for approximately 40.6% of the Company's outstanding shares) for cash at the same price. Mr. Florence also indicated that no due diligence investigation or further pursuit of the acquisition of the Company would be made until the requested stock options had been granted.

     A special meeting of the Company's Board was held by conference telephone on May 8, and in person on May 26, 1998, to brief the Board on the discussions with Mr. Florence and the potential source of financing for the acquisition. The Company's legal and financial advisors also briefed the Board on the legal and financial aspects of Mr. Florence's proposal, including the fiduciary duty and disclosure issues raised by the demand for the aforementioned stock options. The Board authorized the Company's management and legal and financial advisors to engage in further negotiations with Mr. Florence and to determine whether competing proposals could be elicited from other potential acquirors.
Other potential acquirors were contacted between May 8 and May 26 to determine whether there was any interest in pursuing the acquisition of the Company at an equal or higher acquisition price.

     A special meeting of the Company's Board was held in New York City on May 26, 1998 to discuss the intervening negotiations regarding the terms and conditions of a proposed acquisition of the Company by TMI Acquisition Corp. ("TMI"), a newly-formed corporation which Mr. Florence indicated would effect the acquisition. The Financial Advisor described its prior solicitation of acquisition proposals and made a presentation analyzing the fairness of the proposed acquisition price based on several different methodologies. The Financial Advisor advised the Board orally that such price was fair from a financial point of view and stated that a written opinion confirming such oral advice would be delivered after the Financial Advisor reviewed the definitive acquisition agreement to determine that no unusual provisions were included that would adversely effect that conclusion. The Company's legal advisor also gave a presentation on the fiduciary duties of the directors in conducting this process and pursuing the best alternative reasonably available.

     At the conclusion of the presentations and deliberations at the May 26 meeting, the Board expressed its approval of pursuing a transaction with TMI at a price per share in cash to the shareholders of at least $7.00, subject to verifying the adequacy of financing to consummate the transaction and to operate the combined businesses thereafter. The Board, together with Management and the Company's legal and financial advisors, also developed a negotiating strategy to pursue improvement in the price and other terms of the transaction and to avoid the inclusion of a financing contingency in the acquisition agreement. That negotiating strategy also focused on either eliminating the stock option sought by TMI or, if it could not be eliminated through negotiations, revising its terms so that it would not preclude the possibility of receiving competitive bids from third parties after the proposed transaction with TMI was publicly announced.

     During the period between May 26 and June 1, 1998, several drafts of a letter agreement in the nature of a letter of intent
("TMI Letter of Intent") were exchanged which addressed the proposed terms of the acquisition of the Company and the stock options sought by TMI. The draft TMI Letter of Intent circulated to the Company's Board in advance of its meeting on June 1, 1998 contemplated an acquisition by TMI of all of the outstanding shares of Common Stock at an acquisition price of $7.00 per share in cash and an obligation of the Company to use its bests efforts to cause the Principal Shareholders to grant to TMI, simultaneously with the execution of a definitive acquisition agreement containing the aforementioned terms, an option to purchase substantially all of the shares of common stock owned or controlled by such persons. As a result of negotiations during this time period, conditions to the exercise of the requested stock options were included in the TMI Letter of Intent which had the effect of preventing such exercise if TMI did not obtain approval of the Company's shareholders to acquire those shares and thus succeeded in acquiring the Company. However, if TMI did gain such approval and succeed in acquiring the Company, it would not have paid more than $7.00 in cash to the Principal
Shareholders to exercise those stock options even though it might have to pay more than $7.00 per share to the other shareholders of the Company. The Company would also have been required to pay a termination fee and reimburse TMI's out-of-pocket expenses incurred in connection with the acquisition of the Company if the stock options were not obtained or certain other circumstances occurred. The proposed TMI Letter of Intent prohibited the Company or its representatives from soliciting, encouraging or entering into discussions with third parties concerning a competing acquisition transaction during a prescribed time period in which TMI and its financing sources conducted their due diligence investigation ("TMI Evaluation Period").

     The Company's Board held a special meeting on June 1, 1998 to consider and act on the proposed TMI Letter of Intent. The Financial Advisor updated the Board on its efforts to solicit competing acquisition proposals and the basis for its opinion that $7.00 per share in cash was fair from a financial point of view. Management also updated its analysis of strategic alternatives and the basis for its recommendation in support of the TMI proposal. The Company's legal advisor described the terms of the draft TMI Letter of Intent and their relationship to the Board's fiduciary duties and why the revised terms of the Letter of Intent and stock options would not preclude a superior offer from being made after the proposed transaction was publicly announced. Following extensive discussion and deliberation, the Board concluded the TMI Letter of Intent, as revised, was fair to, and in the best interests of, the Company and its shareholders.

     The TMI Letter of Intent was executed on June 2, 1998 by the Company and TMI reflecting the terms described above. However, on June 4, 1998, counsel to TMI contacted counsel to the Company and informed him that TMI had assigned its rights under the TMI Letter of Intent to Salton/Maxim and that Salton/Maxim wished to pursue the acquisition on the same terms. A special meeting of the Company's Board was held by conference telephone call on June 8, 1998 to discuss this development. Management and the Financial Advisor briefed the Board on background concerning Salton/Maxim and its financial capability to pursue an acquisition of the Company on the terms set forth in the TMI Letter of Intent. The Company's legal advisor discussed the legal issues raised by the purported assignment of TMI's rights under the TMI Letter of Intent. The Board concluded that it would be in the best interests of the Company and its shareholders to pursue a transaction with Salton/Maxim on similar terms, subject to gaining assurances that Salton/Maxim had the financing necessary to consummate that acquisition and operate its combined businesses thereafter. Following discussions with Salton/Maxim, the Company agreed to abide by the terms of the TMI Letter of Intent as if Salton/Maxim were a party thereto while a definitive acquisition agreement was being negotiated and the Company granted extensions of the Evaluation Period to permit Salton/Maxim to conduct its due diligence review and concurrently draft and negotiate the definitive acquisition agreement.

     The first draft of the definitive acquisition agreement was in the form of an Agreement and Plan of Merger ("Draft Merger Agreement") prepared by Salton/Maxim and received by Company counsel on July 17, 1998. That draft contemplated a merger of a newly-formed, wholly-owned subsidiary of Salton/Maxim into the Company and the conversion of all of the Company's outstanding shares into $7.00 per share in cash. Salton/Maxim, however, sought a higher termination fee and elimination of the $750,000 limit on reimbursement of its expenses incurred in connection with the acquisition of the Company that had been set forth in the TMI Letter of Intent. In addition, Salton/Maxim sought to improve the terms of the stock option set forth in the TMI Letter of Intent by proposing a separate shareholders agreement ("Draft Stockholders Agreement") between Salton/Maxim and the Principal Shareholders which would: (i) eliminate all conditions to the exercise of the stock option, (ii) permit it to purchase less than all of the shares owned by the Principal Shareholders,
(iii) permit the stock option to be exercised for a period of two years after the draft Merger Agreement had been terminated by the Company for specified reasons relating to acceptance or recommendation of a third-party proposal to acquire the Company, and (iv) if the Principal Shareholders received any cash or non-cash consideration in connection with a third-party proposal for the Company occurring within two years after termination by the Company of the Draft Merger Agreement had been terminated for specified reasons relating to acceptance or recommendation of such a competing bid, then the Principal Shareholders would have been required to pay to Salton/Maxim the difference between such consideration and $7.00 per share. The Draft Stockholders Agreement also included restrictions prohibiting the Principal Shareholders from competing with the Company for a period of four years after consummation of the acquisition of the Company by Salton/Maxim.

     Numerous drafts of the Merger Agreement and Stockholders Agreement were exchanged between July 17 and August 26, 1998 in connection with telephone calls between counsel to the Company and Salton/Maxim to negotiate the provisions of those agreements. Input from Management and the Financial Advisor was obtained with respect to each of these drafts and the related negotiating strategy. Later drafts of these agreements were also sent to the Company's Board for review in preparation for the special Board meeting to consider and act on them. These negotiations resulted in retaining the termination fee at $2.0 million and the limit on reimbursable expenses at $750,000 in the Merger Agreement. The negotiations regarding the Stockholders Agreement added the conditions to exercise of the stock options described under "The Stockholders Agreement" which will provide an opportunity for a competitive acquisition proposal to be made by a third party prior to the vote on the Merger. In addition, negotiation of the Stockholders Agreement resulted in the elimination of all of the improvements sought by Salton/Maxim described in the immediately preceding paragraph.

     A special meeting of the Company's Board was held by telephone conference call after the close of the financial markets in the United States on August 25, 1998 to consider and act upon the Merger Agreement, the Stockholders Agreement and the transactions contemplated thereby. The Company's legal advisor described the terms of those agreements and the negotiations that had taken place leading to those agreements. The Financial Advisor updated its analysis of the fairness of $7.00 per share in cash from a financial point of view under several different methodologies. The Financial Advisor also summarized informal inquiries that had been received since the last Board meeting from third parties who had expressed an interest in possibly acquiring the Company and noted that none of them had been willing to make a proposal at a specific price. The Financial Advisor also delivered a written opinion to the Board that a price of $7.00 per share in cash was fair from a financial point of view. Management also updated its analysis of strategic alternatives but continued to recommend approval of the Merger because the Merger was believed to be a preferable alternative in light of the risk and uncertainty of producing superior shareholder value through these other alternatives. Based on this analysis and on its own deliberations, the Board concluded that the Merger Agreement, the Stockholders Agreement and the transactions contemplated thereby were fair to, and in the best interests of, the Company and its shareholders and authorized management to execute those agreements after receipt by Salton/Maxim of a solvency opinion from its financial advisor demonstrating that it would have sufficient capital to consummate the Merger and operate its combined businesses thereafter.

     Salton/Maxim's Board of Directors held a special meeting on August 26, 1998 after the close of the financial markets in the United States. At that meeting, Salton/Maxim's Board received the aforementioned solvency opinion and approved the execution, delivery and performance of the Merger Agreement, the Stockholders Agreement and the transactions contemplated thereby.

     The Merger Agreement and the Stockholders Agreement were executed and delivered by the Company and Salton/Maxim on August 26 following Salton/Maxim's Board meeting. A joint press release announcing this action was disseminated by the Company and Salton/Maxim before the financial markets in the United States opened on August 27, 1998.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

     The Board of Directors unanimously approved the Merger Agreement and the transactions contemplated thereby and recommends that shareholders vote for approval of the Merger Agreement at the Special Meeting. The Board of Directors believes that the Merger is fair to, and in the best interests of, the Company and its shareholders.

     The recommendation of the Merger by the Board of Directors is the result of an extensive process of exploring strategic alternatives for the Company and its shareholders, which process is described above under "--Background of the Merger." As a result of that process and analysis, the Board believes that the Merger is the best alternative reasonably available to the Company and its shareholders.

     In making its recommendation of the Merger, the Board of Directors considered a number of factors including: (i) information relating to the business, assets, management, competitive position and prospects of the Company if it were to continue as an independent company, particularly in view of the consolidation and increasing size of retailers and competing vendors, (ii) the financial condition, cash flows and results of operations of the Company, both on an historical and on a prospective basis, (iii) historical market prices and trading information with respect to the Common Stock, (iv) the price to be received by shareholders in relation to the market price per share of Common Stock prior to the Company's announcement on August 27, 1998 of the execution of the Merger Agreement, (v) the results of the solicitation of offers to purchase all or parts of the Company in connection with the evaluation of the best alternative reasonably available to the Company and its shareholders, (vi) the terms of the Merger Agreement, and (vii) the opinions, analyses and presentations of Credit Suisse First Boston Corporation described under "--Opinion of Financial Advisor" and "--Background of the Merger." In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practical to, and did not, quantify or otherwise attempt to assign specific or relative weight to those factors.

     THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, TOASTMASTER AND ITS SHAREHOLDERS, AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

     In considering the recommendation of the Board of Directors with respect to the Merger Agreement, shareholders should be aware that certain members of management and the Board have certain interests in the Merger that are in addition to or different from those of shareholders generally. See "--Interests of Certain Persons in the Merger."

OPINION OF FINANCIAL ADVISOR

     GENERAL. Credit Suisse First Boston Corporation ("CSFB") has acted as exclusive financial advisor to Toastmaster in connection with the Merger and exploration of strategic alternatives. CSFB is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In connection with CSFB's engagement, Toastmaster requested that CSFB evaluate the fairness to the shareholders of Toastmaster of the consideration to be received by such shareholders in the Merger, from a financial point of view. At the meeting of the Board of Directors held on August 25, 1998, CSFB delivered its written opinion to the Board that, as of such date and based upon and subject to the limitations, qualifications and assumptions discussed therein, the consideration to be received by the shareholders of Toastmaster in the Merger was fair to such shareholders from a financial point of view.

     In arriving at its opinion, CSFB (i) reviewed the Merger Agreement and certain publicly available business and financial information relating to Toastmaster, (ii) reviewed certain other information, including financial forecasts, provided to CSFB by Toastmaster, (iii) met with the management of Toastmaster to discuss the businesses and prospects of Toastmaster, (iv) considered certain financial and stock market data of Toastmaster and compared those data with similar data for other publicly held companies in businesses similar to Toastmaster, (v) considered the financial terms of certain other business combinations and other transactions which have recently been effected, and (vi) considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CSFB deemed relevant.

     In connection with the CSFB opinion, CSFB did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by CSFB and relied upon its being complete and accurate in all material respects. With respect to the financial forecasts reviewed, CSFB assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Toastmaster as to the future financial performance of Toastmaster. In addition, CSFB was not asked to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Toastmaster, nor was CSFB furnished with any such evaluations or appraisals. The CSFB opinion is necessarily based on information available to it and financial, economic, market and other conditions as they existed and could be evaluated on the date of the CSFB opinion. Although CSFB evaluated the fairness to the Toastmaster shareholders from a financial point of view of the consideration received in the Merger, CSFB was not requested to, and did not, recommend the form or amount of consideration to be received in the Merger, which was determined by Toastmaster and Salton/Maxim through arm's-length negotiation. No other limitations were imposed by Toastmaster on CSFB with respect to the investigations made or procedures followed by CSFB.

     The full text of the CSFB opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by CSFB in connection with the opinion, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. CSFB has consented to the use of the CSFB opinion in this Proxy Statement. SHAREHOLDERS ARE URGED TO READ THE CSFB OPINION CAREFULLY IN ITS ENTIRETY. The CSFB opinion is directed only to the fairness of the consideration to be received by the shareholders of Toastmaster in the Merger, from a financial point of view, and does not address any other aspects of the Merger or any related transaction and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the proposed Merger. The summary of the CSFB opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the CSFB opinion.

     SUMMARY OF ANALYSES. The following is a summary of the material financial analyses performed by CSFB in connection with its presentation to the Board of Directors on August 25, 1998, and delivery of the CSFB opinion. Such description does not purport to be a complete description of the analyses concluded by CSFB in arriving at its opinion.

          Discounted Cash Flow Analysis. CSFB performed a discounted cash flow analysis of the projected unlevered free cash flows of Toastmaster for the years ended December 31, 1998 through 2009, based upon two different scenarios: a management case (the "Management Case") and a conservative case (the "Conservative Case"). The Conservative Case was developed by CSFB and approved by Toastmaster management. The Conservative Case reflects adjustments to the Management Case to provide for slower revenue growth in 1998 and lower operating margin improvements thereafter. CSFB calculated terminal values for Toastmaster by applying a range of multiples of earnings before interest, taxes, depreciation and amortization ("EBITDA") to the fiscal year 2009 EBITDA from 6.5x to 9.5x for each scenario. The unlevered free cash flow streams and terminal values were then discounted to a present value using a range of discount rates from 10% to 13%.

          Comparable Company Analysis. CSFB performed a comparable company analysis in which it compared certain financial data of Toastmaster with certain publicly available financial data and operating and stock market information of selected publicly traded companies engaged in the small kitchen appliance and consumer household products business which were considered by CSFB to be reasonably comparable to the business of Toastmaster. These comparable companies included: ECKO
Container Systems, Inc., Premark International Inc., Rival Co.,
National Presto Industries, Inc. and Windmere Durable Holdings,
Inc.

          Comparable Acquisition Analysis. Using publicly available information, CSFB reviewed selected business combinations involving companies in the small kitchen appliance and consumer household products business. The group of transactions comprising the comparable acquisitions included:
Windmere Durable Holdings, Inc.; Black & Decker Household Appliance Unit (Black & Decker Corp.); Sunbeam Corp.;Signature Brands, Inc.; Goodman Holding Co.; Raytheon Appliance Group (Raytheon Corp.); Hedstrom Corp./ERO Inc.; Windmere Durable Holdings, Inc.; Salton/Maxim Housewares, Inc.; Rival Co.; Fasco Industries, Inc.; and Health O Meter Inc./Mr. Coffee.

          Equity Value Reference Range. Based upon the foregoing analyses, CSFB determined an overall enterprise value range for Toastmaster that did not exceed $90 million, and then made adjustments based on amounts reported in Toastmaster's financial statements for cash, total debt, investment in unconsolidated subsidiaries and other outstanding liabilities, to determine an equity valuation range for Toastmaster that did not exceed $5.88 per share. For purposes of calculating the appropriate per share reference range, CSFB assumed the exercise of all the outstanding options of Toastmaster.

          Additional information. CSFB also reviewed with the Board of Directors the per share daily closing market price of Toastmaster common stock over the period beginning on March 3, 1992 and ending August 17, 1998 and an analysis of prices and volumes at which shares of Toastmaster have been traded over the period from August 17, 1995 to August 17, 1998.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of its analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the processes underlying such analyses and the CSFB opinion. In performing the foregoing analyses in order to determine the reference range set forth above, CSFB did not form a conclusion as to whether any individual analysis, considered singly, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, CSFB considered the results of each analysis and ultimately reached its opinion as to fairness based on the results of all such analyses taken as a whole. Furthermore, in arriving at its fairness opinion, CSFB did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. No company or transaction used in the above analyses as a comparison is identical to Toastmaster or the Merger. The analyses were prepared solely for the purposes of CSFB providing its opinion to Toastmaster as to the fairness of the consideration to be received by the Toastmaster shareholders in the Merger from a financial point of view, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results which may be significantly more or less favorable than suggested by such analyses. Such analyses are based upon numerous factors or events beyond the control of Salton/Maxim, Toastmaster, their respective advisors or any other person and are inherently uncertain. Actual future results may be different from those forecasts.

     FEE AND OTHER INFORMATION. Pursuant to the terms of CSFB's engagement, for its services in connection with the Merger, Toastmaster paid to CSFB a financial advisory fee of $50,000. In addition, Toastmaster has agreed to pay CSFB a transaction fee of $1,250,000, payable upon consummation of the Merger. Toastmaster also has agreed to reimburse CSFB for its reasonable out-of-pocket expenses, including the fees and expenses of its counsel not to exceed $25,000, and to indemnify CSFB and certain related persons against certain liabilities, including liabilities under the federal securities laws.

     In the ordinary course of business, CSFB and its affiliates may actively trade the debt and equity securities of both
Salton/Maxim and Toastmaster for their own account and for accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors with respect to the Merger Agreement, shareholders should be aware that certain members of management and the Board have certain interests in the Merger that are in addition to or different from those of shareholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     CHANGE OF CONTROL PAYMENTS. In 1991, the Company entered into employment agreements with Robert H. Deming, Daniel J. Stubler and John E. Thompson. The agreements expire on November 12, 1999, subject to automatic renewal for successive one year periods unless Toastmaster or the employee gives notice that the term will not be extended, and provide for the following annualized base salaries during the term of the agreements, which base salaries were increased from the previous base salaries, effective March 1, 1997: Mr. Deming--$317,361; Mr. Stubler-- $234,201; Mr. Thompson--$181,335. In addition to other circumstances under which employment may be terminated, the agreements provide that the employee may terminate his employment, upon ten days' prior written notice, at any time within one year after a "Change of Control" and will be entitled to receive two years' salary plus the proportionate amount of any incentive bonus and other compensation, payments and benefits which would otherwise have been received by the employee with respect to the year in which employment was terminated. The Merger will constitute a "Change of Control" of the sort contemplated by the agreements.

     In addition to the above-mentioned employment agreements, the Company entered into change of control agreements with four employees, including Linda G. Arnold and Scott R. Thrasher.
Under the terms of these agreements, if employment is terminated (by the employee for "good reason" or by the Company other than for "cause") within one year of a "Change of Control", the employee will be entitled to receive one year's salary (based on the employee's highest monthly base salary for the then preceding twelve-month period) plus (i) the proportionate amount of any incentive bonus and other compensation, payments and benefits which would otherwise have been received by the employee with respect to the year in which employment was terminated, and (ii) any accrued and unpaid vacation pay. The Merger will constitute a "Change of Control" of the sort contemplated by the agreements.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS.   The Company has
adopted a supplemental executive retirement plan ("SERP") for Robert H. Deming, Daniel J. Stubler and John E. Thompson and a supplemental executive retirement plan ("SERP II") for Ralph J. Ronalter, Jr. and Scott R. Thrasher. The SERP provides for a normal retirement benefit for each of the three executives in the SERP in an amount equal to 50% of such executive's final average compensation, which amount shall be reduced by the sum of (i) the pension benefit accrued for such executive under the Company's defined benefit plan and (ii) such executive's primary Social Security benefit. For these purposes, "final average compensation" is the average base salary payment made to the executive during the five consecutive full calendar years immediately preceding such executive's termination of employment. The SERP II provides for a normal retirement benefit for each of the two executives in the SERP II in an amount equal to the pension benefit that such executive would have been entitled to receive under the Company's defined benefit plan, reduced by the pension benefit that such executive actually receives under such plan. The normal retirement benefit commences at age 65. In the event an executive continues to be employed after age 65, the payment of benefits under the SERP and SERP II would be delayed until the date of his actual retirement and the amount of such benefits would be actuarially adjusted to reflect the late retirement. The SERP and SERP II each provides for early retirement in the event the executive's employment is terminated, except that SERP benefits are not payable prior to age 55 and in no event prior to March 1, 1999 and SERP II benefits are not payable prior to age 55. Early retirement benefits under the SERP and SERP II would be actuarially adjusted to reflect the earlier commencement of the benefit. The estimated annual benefits under the SERP payable to Messrs. Deming, Stubler and Thompson as a single life annuity upon reaching normal retirement age are $113,806, $154,246 and $145,005, respectively. The estimated annual benefits under the SERP II payable to Messrs. Ronalter and Thrasher as a single life annuity upon reaching normal retirement age are $24,603 and $27,996, respectively.

     In connection with the execution of the Merger Agreement, the SERP and SERP II each were amended. The SERP was amended
(i) to provide for the transfer of assets from the Rabbi Trusts to the Secular Trusts with respect to the SERP and, (ii) to make a one-time payment to the trusts of funds sufficient to provide for the vested accrued payment obligations under the SERP and to terminate future funding obligations, in each case in the event of a change of control of the Company such as the Merger. In addition, an Indemnification Agreement was entered into between such persons and the Company to ensure that the amount each of these persons will receive under all compensation arrangements with the Company will not be reduced by any excise tax, in the event any of such payments are considered to be "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended, or any gross-up payment made to reimburse them for any income or other tax imposed with respect to such indemnification payments. The SERP II was amended to make a one-time payment to the trusts of funds sufficient to provide for the vested accrued payment obligations under the SERP II and to terminate future funding obligations, in the event of a change of control of the Company such as the Merger.

     STOCK OPTIONS. Certain executive officers and directors of the Company hold options to purchase shares of Toastmaster common stock. Pursuant to the Merger Agreement, the Company has agreed to use its reasonable best efforts, including obtaining any necessary consents of optionholders, to cause all outstanding options to purchase shares of Toastmaster common stock granted by the Company (whether or not then exercisable) to be canceled immediately after the effective time of the Merger. The holder of each such option that is so canceled will be entitled to receive an amount equal to the excess of $7.00 over the exercise price of such option, multiplied by the number of shares subject to such option, reduced by the amount of withholding or other taxes required by law to be withheld. By their respective terms, each of the options granted by the Company that currently are not vested will become vested on consummation of a transaction such as the Merger. As of November 23, 1998, there were options outstanding to purchase an aggregate of 92,600 shares of Toastmaster common stock (including options granted to executive officers and directors of the Company for 30,500 shares) at a weighted average exercise price of $3.4375.

     The following table sets forth the number of options granted by the Company to its executive officers and directors that were outstanding on November 23, 1998 and the amount of cash that the Company would be required to pay to such persons in cancellation of such options after the effective time of the Merger (assuming there is no exercise of such options prior to that time):

                                   Number of         Value of
     Optionholder                  Options /1/       Options /2/

     Edward J. Williams, Director    5,000             $17,812
     James L. Hesburgh, Director     5,000             $17,812
     S B. Rymer, Jr., Director       5,000             $17,812
     Linda G. Arnold, Vice President
       -- Human Resources and
          Secretary                 10,000             $35,625
     Scott R. Thrasher, Senior Vice
       President--Sales and
       Marketing                     5,500             $19,594


/1/ All of the options reported above have vested and are exercisable except that options for 2,000 shares granted to Ms. Arnold, and options for 2,000 shares granted to Mr.
     Thrasher will vest on consummation of the Merger.

/2/ The value of each option is based on the excess of $7.00 over the exercise price of such option, multiplied by the number of shares subject to such option. The value of options granted to Ms. Arnold and Mr. Thrasher that will vest on consummation of the Merger is $7,125 and $7,125, respectively.

     SALTON/MAXIM STOCK OPTIONS. In connection with the execution of the Merger Agreement, Robert H. Deming, Daniel J.
Stubler, John E. Thompson, and their spouses and related trusts, entered into a Stockholders Agreement with Salton/Maxim. See
"The Stockholders Agreement."

     INDEMNIFICATION AND INSURANCE. The Merger Agreement provides that for a period of six years after the effective time of the Merger, the indemnification provisions of the Restated Articles of Incorporation and By-laws of the Company and in certain Indemnification Agreements between the Company and each of its directors and executive officers shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of any individual who is or was an employee, agent, director or officer of the Company or any of its subsidiaries. In addition, Salton/Maxim has agreed that the current policies of directors' and officers' liability insurance maintained by the Company (or substitute policies of at least the same coverage and containing terms not materially adverse to the indemnified parties) will be continued in effect for a period of six years after the effective time of the Merger to the extent that such liability insurance can be maintained at an annual cost not greater than 200% of the Company's last annual premium prior to August 26, 1998.

EFFECTIVE TIME; EFFECT OF THE MERGER

     EFFECTIVE TIME. If the Merger Agreement is approved by at least two-thirds of the shares of Common Stock, represented in person or by proxy and entitled to vote at the Special Meeting, and if all other conditions to the obligations of the parties to consummate the Merger are satisfied or waived, the Merger will become effective upon the filing of articles of merger with the Secretary of State of Missouri in accordance with the MBCL. The filing of such articles of merger will take place as soon as practicable following the Closing contemplated by the Merger Agreement, which will take place as soon as practicable following approval of the Merger Agreement by the Company's shareholders and the satisfaction or waiver of the other conditions to each party's obligations to consummate the Merger as set forth more fully in the Merger Agreement. In this regard, Salton/Maxim has informed the Company that it currently expects to consummate the Merger by no later than March 15, 1999.

     EFFECT OF THE MERGER.   As of the effective time of the
Merger, Acquisition Sub will merge with and into the Company, which will be the surviving corporation in the Merger, and the separate corporate existence of Acquisition Sub will cease. The effect of the Merger will be that, by operation of law upon the consummation of the Merger, all of the assets and liabilities of Acquisition Sub will be transferred to, and assumed by, the Company, as the surviving corporation of the Merger. The Company will become a wholly-owned subsidiary of Salton/Maxim and will continue under the name Toastmaster Inc.

SURRENDER OF STOCK CERTIFICATES

     At the effective time of the Merger, each share of Common Stock then outstanding (other than shares held in the Company's treasury, shares owned by the Company, Salton/Maxim, Acquisition Sub or any of their subsidiaries and Dissenting Shares) will be converted into the right to receive $7.00 in cash (the "Merger Consideration").

     From and after the effective time of the Merger, UMB Bank, n.a., a bank or trust company designated by Salton/Maxim and approved by the Company (the "Exchange Agent"), shall cause a letter of transmittal to be sent to each shareholder of the Company which will specify instructions for use in surrendering certificates representing shares of Common Stock in exchange for the Merger Consideration into which such shares have been converted. SHAREHOLDERS SHOULD NOT FORWARD THEIR TOASTMASTER STOCK CERTIFICATES UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS AND INSTRUCTIONS. SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     At the effective time of the Merger, Salton/Maxim shall deposit with the Exchange Agent sufficient cash to pay in full the cash payments constituting the Merger Consideration to be paid in exchange for the outstanding shares of Common Stock.
Until the certificates representing such shares are surrendered for exchange after consummation of the Merger, holders of such certificates will not be paid the Merger Consideration. No interest will be paid or accrued on the amounts payable upon the surrender of any stock certificates.

     After the effective time of the Merger, there will be no transfers on the stock transfer books of the Company of the shares of Common Stock that were issued and outstanding immediately prior to that time.

 CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the Merger of Acquisition Sub with and into Toastmaster, Toastmaster shareholders will receive cash consideration in exchange for their shares of Common Stock. Toastmaster shareholders are treated for Federal income tax purposes as selling Common Stock to Salton/Maxim in exchange for cash. Accordingly, as a result of the Merger, each Toastmaster shareholder will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received and (ii) such shareholder's basis in the Common Stock exchanged. If the Common Stock is held as a capital asset by such shareholder, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of the Merger, the shareholder held the Common Stock for more than one year. Under current Federal income tax law, net long-term capital gains of individuals are, in most circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to certain limitations.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTION TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL LAW OR OTHER TAX LAWS. THE FOREGOING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX CONSEQUENCES AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO SPECIAL CLASSES OF TAXPAYERS INCLUDING, WITHOUT LIMITATIONS, FOREIGN CORPORATIONS, TAX-EXEMPT ENTITIES AND PERSONS WHO ACQUIRED THEIR SHARES OF TOASTMASTER PURSUANT TO THE EXERCISE OF AN EMPLOYEE OPTION OR OTHERWISE AS COMPENSATION.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase for accounting and financial reporting purposes with Salton/Maxim viewed as the acquiring company. Accordingly, Salton/Maxim will record at its cost the fair value of the acquired assets less the fair value of the liabilities assumed, in each case at the Effective Time, and with the excess of such cost over the estimated fair value of such net assets reflected as goodwill. The financial statements of Salton/Maxim will reflect the combined operations from the date of the Merger.

DISSENTERS' RIGHTS OF APPRAISAL

     Section 351.455 of the MBCL, a copy of which is attached hereto as Appendix C, entitles each Dissenting Holder who follows the procedures set forth in Section 351.455 to receive the fair value of the holder's shares in cash. Under Section 351.455, a holder of Common Stock may dissent and Toastmaster, as the surviving corporation, will pay to such Dissenting Holder upon surrender of his or her certificate or certificates representing such shares, the fair value of such Dissenting Holder's shares as of the day prior to the Special Meeting, if such Dissenting
Holder (i) files with Toastmaster prior to or at the Special
Meeting a written objection to the Merger; (ii) does not vote in favor thereof; and (iii) within 20 days after the effective time of the Merger makes a written demand to Toastmaster for payment of the fair value of the shares held by such Dissenting Holder as of the day prior to the date of the Special Meeting. Such demand shall state the number and class of the shares owned by such Dissenting Holder. Written objections to the Merger and demands for the payment of fair value should be addressed to: Toastmaster Inc., Corporate Secretary, 1801 North Stadium Boulevard,
Columbia, Missouri, 65202. Shareholders who have not complied with all of these requirements shall be conclusively presumed to have consented to the Merger and shall be bound by the terms thereof. Toastmaster will provide written notice of the effective time of the Merger to all shareholders who have timely filed written notice of objection and not voted in favor of the Merger.

     A proxy marked "AGAINST" the Merger will not be deemed to be a written notice of objection to the Merger. A shareholder who wishes to dissent from the Merger and assert appraisal rights must provide a separate written notice of objection at or prior to the Special Meeting, must not vote "FOR" the Merger and must make written demand for payment within 20 days after the effective time of the Merger. A proxy marked "AGAINST" or "ABSTAIN" or a shareholder's failure to vote with respect to the Merger will suffice as not voting in favor of the Merger.

     A beneficial owner of shares who is not the record owner may not assert appraisal rights. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, or by a nominee, the written demand asserting appraisal rights must be executed by the fiduciary or nominee.
If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in executing the demand, he is acting as agent for the record owner.

     If within 30 days after the effective time of the Merger the value of such shares is agreed upon between the Dissenting Holder and the Company, payment therefor shall be made within 90 days after the effective time of the Merger, upon the surrender by such Dissenting Holder of the certificate or certificates representing such shares. Upon payment of the agreed value, the Dissenting Holder shall cease to have any interest in such shares or in the Company.

     If within such 30-day period, a Dissenting Holder and the Company do not so agree as to value, then the Dissenting Holder may, within 60 days after the expiration of the 30-day period, file a petition in any court of competent jurisdiction within Boone County, Missouri, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the Company for the amount of such fair value as of the day prior to the date of the Special Meeting, together with interest thereon to the date of such judgment. The judgment shall be payable only upon, and simultaneously with, the surrender to the Company of the certificate or certificates representing shares with respect to which appraisal rights have been exercised. Upon the payment of the judgment, the Dissenting Holder shall cease to have any interest in such shares or in the Company. Unless the Dissenting Holder shall file such petition within the 60-day period, such shareholder and all persons claiming under such shareholder shall be conclusively presumed to have approved and ratified the Merger and shall be bound by the terms thereof.

     The right of a Dissenting Holder to be paid the fair value of the shareholder's shares shall cease if the shareholder fails to comply with the procedures set forth in Section 351.455 and described above, or if the Merger Agreement is terminated for any reason.

     The foregoing does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise appraisal rights and, in view of the fact that exercise of such rights requires strict adherence to the relevant provisions of the MBCL, shareholders who desire to exercise appraisal rights are advised to review with care all applicable provisions of law and to obtain legal counsel concerning proper compliance with applicable provisions of the MBCL. See Appendix C.

     One of the conditions precedent to the obligation of Salton/Maxim to consummate the Merger is that the Company shall not have received notice of the intent of Shareholders holding an aggregate of 7.5% or more of the outstanding shares of Common Stock to object to the Merger and exercise appraisal rights under the MBCL.

GOVERNMENTAL AND REGULATORY APPROVALS

     Consummation of the Merger is conditioned upon receipt by Toastmaster and Salton/Maxim of such regulatory and other approvals as are required under applicable law. Other then the matters referred to below, the Company knows of no such regulatory or other approvals required by law.

     ANTITRUST FILINGS. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder, provide that certain transactions (including the Merger) may not be consummated until certain information and materials have been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission ("FTC") and specified HSR Act waiting period requirements have been satisfied. The expiration or earlier termination of the HSR Act waiting period would not preclude the Antitrust Division or the FTC from challenging the Merger on antitrust grounds. The Company does not believe that the Merger will violate federal antitrust laws. Salton/Maxim and the Company filed the required information and materials with the Antitrust Division and the FTC, and the 30-day waiting period commenced on October 13, 1998. The waiting period may be extended for an additional 20 days after compliance with a request for additional information by the Antitrust Division or the FTC. The Antitrust Division and the FTC together may terminate the initial or extended waiting period before it expires either on their own motion or upon the request of Salton/Maxim or the Company. Both Salton/Maxim and the Company requested early termination of the waiting period, and on November 12, 1998 the waiting period expired. The requirements of the HSR will be satisfied if the Merger is consummated within one year from the expiration of the last waiting period.

     ARTICLES OF MERGER FILING. In order for the Merger to be consummated, the appropriate articles of merger must be filed with, and accepted by, the Secretary of State of Missouri in accordance with the MBCL. The filing of such articles of merger will take place as soon as practicable following the Closing contemplated by the Merger Agreement.


                       THE MERGER AGREEMENT

     This section of the Proxy Statement describes certain terms of the Merger Agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. Capitalized terms used in this section but not defined in the Proxy Statement have the meanings ascribed to them in the Merger Agreement. All shareholders are urged to read the Merger Agreement in its entirety.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties made by the Company, Salton/Maxim and Acquisition Sub. In particular, each party to the Merger Agreement provided representations and warranties relating to, among other things and subject to certain qualifications: (i) its due organization, power, authority, good standing and similar corporate matters;
(ii) its capital structure; (iii) its authorization, execution, delivery and enforceability of the Merger Agreement; (iv) its non-contravention of its charter, bylaws, agreements or law, and
(v) the absence of litigation that is likely to prevent or delay the consummation of the Merger; and (vi) that it has not employed a broker or finder other than brokers or finders whose fees and commissions are payable by it.

     The Company also provided representations and warranties relating to, among other things and subject to certain qualifications: (i) reports and financial statements filed by it with the Securities and Exchange Commission and the accuracy of the information contained therein; (ii) the absence of events, or pending or threatened litigation, having a material adverse effect on the Company's business, assets, liabilities, properties, financial condition or results of operations; (iii) its compliance with applicable law and with certain agreements;
(iv) its employee benefit plans; (v) its employment relations;
(vi) its environmental matters; (vii) title to and condition of its real and personal properties; (viii) its intellectual property rights; (ix) continuation of insurance coverage; (x) inapplicability of the Missouri Business Combination Statute;
(xi) its accurate preparation and timely filing of tax returns and payment of taxes owed; (xii) its substantial customers;
(xiii) the absence of interested party transactions, (xiv) the accuracy of information in this Proxy Statement; (xv) the vote required for the Merger; (xvi) the delivery of the fairness opinion by the Financial Advisor; and (xvii) the Board's recommendation of the Merger. Salton/Maxim also provided representations and warranties relating to, among other things, and subject to certain qualifications: (i) the accuracy of information supplied for use in this Proxy Statement, and (ii) the receipt of an opinion from its financial advisor with respect to the solvency of Salton/Maxim and its subsidiaries on a consolidated basis after giving effect to the Merger.

CERTAIN COVENANTS

     General. Pursuant to the Merger Agreement, the Company has agreed that, during the period from the date of the Merger Agreement until the effective time of the Merger, it will, among other things and subject to certain qualifications: (i) conduct its business in the ordinary course and use its reasonable efforts to preserve intact its business organization, assets, employees, officers and advantageous business relationships; (ii) not sell, pledge or dispose of any assets having a value of more than $100,000 individually and $500,000 in the aggregate, except in the ordinary course of business; (iii) not amend its charter or bylaws, (iv) not split, combine, reclassify its capital stock, or declare or pay any dividend or distribution on its capital stock except for dividends consistent with prior practice; (v) not redeem or otherwise acquire any shares of its capital stock;
(vi) not adopt a plan of liquidation; (vii) not issue or sell any additional shares of its capital stock (other than shares issuable upon the exercise of outstanding options) or securities convertible into or exercisable for its capital stock; (viii) not make any material acquisition or disposition of assets (other than dispositions in the ordinary course of business) or make any loan or capital contributions; (ix) not incur or become liable for any indebtedness, except in the ordinary course of business;
(x) not change its capitalization; (xi) not adopt, amend or accelerate any rights or benefits under any benefit plan or arrangement (other than certain actions with respect to the SERP and the trusts related thereto); and (xii) not take any action that would make any of its representations or warranties untrue or incorrect.

     NO SOLICITATION OF ALTERNATIVE TRANSACTIONS. The Merger Agreement prohibits the Company and its representatives from soliciting or initiating inquiries or proposals from, providing confidential information to, or participating in discussions or negotiations with third parties concerning a merger, sale of assets not in the ordinary course of business or other similar transaction involving the Company or any subsidiary or division of the Company, or the sale of any shares of, or any equity interest in, the Company or such subsidiaries (an "Acquisition Proposal"). The Company is, however, permitted to furnish information pursuant to an appropriate confidentiality agreement, and to participate in discussions or negotiations, with third parties regarding an Acquisition Proposal if (i) the Board of Directors of the Company concludes in good faith, after consultation with its financial advisor, that the third party has made a bona fide Acquisition Proposal for a transaction more favorable to the Company's shareholders from a financial point of view than the Merger, and (ii) in the opinion of the Board of Directors, after receipt of advice from independent legal counsel to the Company, the failure to provide such information or access, or to engage in such discussions or negotiations, would cause the Board of Directors of the Company to violate its fiduciary duties to the Company's shareholders under applicable law (an Acquisition Proposal which satisfies clauses (i) and (ii) is referred to as a "Superior Proposal").

     The Merger Agreement prohibits the Board of Directors from withdrawing or modifying its approval of the Merger Agreement, approving or recommending a Superior Proposal or entering into an agreement with respect to a Superior Proposal until after the second business day after Salton/Maxim's receipt of written notice that the Company has received a Superior Proposal and specifying the material terms thereof and identifying the person making such Superior Proposal. However, the Company is not permitted to enter into an agreement with respect to a Superior Proposal unless it has given such notice two business days in advance of entering into such an agreement and has caused its financial and legal advisors to negotiate with Salton/Maxim to make such amendments to the terms and conditions of the Merger Agreement as would make it at least as favorable to the Company's shareholders from a financial point of view as the Superior Proposal (without taking into account Salton/Maxim's stock options under the Stockholders Agreement), except that the Company is not required to make such amendments if the Company's Board of Directors determines in good faith that the transactions contemplated by the Merger Agreement as so amended are not reasonably capable of being consummated.

     If the Company enters into an agreement with respect to a Superior Proposal, the Company is required to pay Salton/Maxim a termination fee of $2.0 million and Salton/Maxim's actual out-of-pocket expenses incurred in connection with the Merger of up to $750,000. Such fee and expenses are also payable under certain other circumstances described under "Expenses and Termination Fee."

     INDEMNIFICATION AND INSURANCE. The Merger Agreement provides that for a period of six years after the effective time of the Merger, the indemnification provisions of the Restated Articles of Incorporation and By-laws of the Company and in certain Indemnification Agreements between the Company and each of its directors and executive officers shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of any individual who is or was an employee, agent, director or officer of the Company or any of its subsidiaries. In addition, Salton/Maxim has agreed that the current policies of directors' and officers' liability insurance maintained by the Company (or substitute policies of at least the same coverage and containing terms not materially adverse to the indemnified parties) will be continued in effect for a period of six years after the effective time of the Merger to the extent that such liability insurance can be maintained at an annual cost not greater than 200% of the Company's last annual premium prior to August 26, 1998.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The obligations of each of the Company, Salton/Maxim and Acquisition Sub to consummate the Merger are subject to, among other things, the following conditions: (i) the Merger Agreement and the transactions contemplated thereby shall have been approved by at least two-thirds of the outstanding shares of Toastmaster common stock at the Special Meeting; (ii) the waiting periods applicable to the Merger under the HSR Act, shall have been terminated or shall have expired; (iii) the absence of any statute, rule, order, decree or regulation issued by any governmental entity or any injunction, decree or other order issued by any court of competent jurisdiction in the United States prohibiting the performance of the Merger Agreement or the consummation of the Merger; and (iv) the consummation of the Merger shall not result in the violation of any applicable federal or state law.

     In addition, the obligation of Salton/Maxim to consummate the Merger is subject to, among other things, the following conditions: (i) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, except where the inaccuracy (without regard to materiality qualifications) would not reasonably be expected to have a material adverse effect on the business, assets, liabilities, properties, financial conditions or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); (ii) the performance by the Company of its obligations under the Merger Agreement (except for nonperformance that does not have a Material Adverse Effect) and the delivery by the Company of an officers' certificate certifying to such performance; (iii) no material suit, action or proceeding shall have been brought against Salton/Maxim, Acquisition Sub, the Company or any of their respective subsidiaries (A) seeking to restrain or prohibit consummation of the Merger or any other transactions contemplated by the Merger Agreement, (B) seeking damages that are material in amount in relation to the Company and its subsidiaries, taken as a whole, (C) seeking to impose material limitations on the ability of Salton/Maxim to acquire, hold or exercise full rights of ownership (including voting rights) to, any shares of common stock of Toastmaster as the surviving corporation, (D) seeking to prohibit or impose material limitations on the ability of Salton/Maxim to effectively control in any material respect the business or operations of the Company; or (E) which is reasonably likely to have a Material Adverse Effect, (iv) the absence of any statute, rule, regulation, judgment, order or injunction by a governmental entity that is substantially likely to give rise to any of the consequences referred to in the immediately preceding clause
(iii); (v) the Company shall not have received notice of the intent of shareholders holding an aggregate of 7.5% or more of the outstanding shares of Common Stock to object to the Merger and exercise appraisal rights under the MBCL; and (v) if Salton/Maxim has exercised the stock options granted to it under the Stockholders Agreement, the purchase of shares pursuant to such exercise shall have been consummated.

     In addition, the obligation of the Company to consummate the Merger is subject to, among other things, the following conditions: (i) the accuracy of the representations and warranties of the Salton/Maxim and Acquisition Sub contained in the Merger Agreement, except where such inaccuracy (without giving effect to any materiality qualifications) would not reasonably be expected to adversely affect the ability of Salton/Maxim to consummate the Merger or to perform the Merger Agreement; and (ii) the performance by Salton/Maxim of its obligations under the Merger Agreement, except where such nonperformance would not have a material adverse effect on the ability of Salton/Maxim to consummate the Merger or to perform the Merger Agreement.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the effective time of the Merger, whether before or after approval of the Merger by the Company's shareholders: (i) by mutual written consent of the Company and Salton/Maxim, (ii) by either the Company or Salton/Maxim if any federal or state governmental body or regulatory authority issues an order, decree or ruling or takes any other action permanently enjoining, restraining or prohibiting the Merger and such order, decree or ruling or other action has become final and nonappealable; (iii) by either the Company or Salton/Maxim if the Merger is not consummated on or before March 31, 1999 (other than due to the failure of the party seeking termination to perform its material obligations under the Merger Agreement); (iv) by either the Company or Salton/Maxim if the Merger Agreement is not approved by at least two-thirds of the outstanding shares of Common Stock at the Special Meeting.

     In addition, the Board of Directors of Salton/Maxim may terminate the Merger Agreement if: (i) the Company has breached any of its representations and warranties or failed to comply with any of its covenants or agreements contained in the Merger Agreement, and such breach or failure results in a Material Adverse Effect and is not cured within 20 business days after the Company receives notice thereof; (ii) the Company receives from a third party a bona fide proposal to acquire the Company which is accepted by the Company's Board of Directors, or (iii) the Company's Board of Directors fails to recommend to shareholders that they approve the Merger Agreement at the Special Meeting or withdraws or modifies in any manner adverse to Salton/Maxim or Acquisition Sub the Board's approval or recommendation with respect to the Merger.

     The Company's Board of Directors may terminate the Merger Agreement if: (i) Salton/Maxim or Acquisition Sub has breached any of its representations and warranties or failed to comply with any of its covenants or agreements contained in the Merger Agreement, and such breach or failure is not cured within 20 business days after the breaching party receives notice thereof and results in a material adverse effect on Salton/Maxim, or (ii) the Company enters into a written agreement concerning a transaction that constitutes a Superior Proposal.

     In the event of termination of the Merger Agreement by either the Company or Salton/Maxim pursuant to one of the circumstances described above, there will be no liability on the part of the Company, Salton/Maxim or Acquisition Sub or their respective officers, directors, employees or agents, subject to the following exceptions: (i) Salton/Maxim and its affiliates and representatives will continue to be obligated to protect the confidentiality of Company information under the Confidentiality Agreement dated as of July 15, 1998, and (ii) the obligation to pay the termination fee and reimburse Salton/Maxim for certain out-of-pocket expenses under the circumstances described under "--Expenses and Termination Fee."

EXPENSES AND TERMINATION FEE

     The Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that the Company is required to pay Salton/Maxim a termination fee of $2.0 million and Salton/Maxim's actual out-of-pocket expenses incurred in connection with the Merger of up to $750,000 (such termination fee and expenses are collectively referred to as the "Termination Amount") upon the occurrence of the events described below. The Company's obligation to pay Salton/Maxim the Termination Amount is triggered by a termination of the Merger Agreement resulting from the occurrence of any of the following events: (i) the Merger Agreement and the transactions contemplated thereby are not approved by at least two-thirds of the outstanding shares of Common Stock at the Special Meeting; (ii) the Board of Directors fails to recommend to shareholders that they approve the Merger Agreement at the Special Meeting or withdraws or modifies in any manner adverse to Salton/Maxim or Acquisition Sub the Board's approval or recommendation with respect to the Merger; (iii) the Company receives from a third party a bona fide proposal to acquire the Company which is accepted by the Company's Board of Directors; or (iv) the Company enters into a written agreement concerning a transaction that constitutes a Superior Proposal.

WAIVER AND AMENDMENT

     At any time prior to the effective time of the Merger, any of the Company, Salton/Maxim or Acquisition Sub may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, or (ii) subject to compliance with the MBCL in obtaining the further approval of shareholders for any waiver that has the effect of amending the Merger Agreement in a manner that by law would require shareholder approval, waive compliance with any of the agreements or conditions contained in the Merger Agreement.

     Subject to compliance with the MBCL, the Merger Agreement may be amended by the parties thereto at any time before or after obtaining shareholders approval for the Merger Agreement at the Special Meeting. After obtaining such approval, however, no amendment to the Merger Agreement may be made that would require further shareholder approval under the MBCL without obtaining such further shareholder approval.


                    THE STOCKHOLDERS AGREEMENT

     In connection with the execution of the Merger Agreement, Robert H. Deming, Daniel J. Stubler, John E. Thompson, and their spouses and related trusts, entered into a Stockholders Agreement with Salton/Maxim. The Stockholders Agreement grants the option to Salton/Maxim to purchase all, but not less than all, of the 2,983,729 shares of common stock of the Company (representing 39.5% of the Company's outstanding shares) owned by such persons at a price of $7.00 per share.

     Salton/Maxim may exercise the option granted under the Stockholders Agreement at any time prior to the Closing of the Merger, with the closing of such option exercise to occur immediately prior to the Closing of the Merger. The obligations of each of the parties to the Stockholders Agreement to consummate the closing of the option exercise are subject to, among other things, the following conditions: (i) no court, arbitrator or governmental entity shall have issued any order, decree or ruling (which has not been stayed or suspended pending appeal) and there shall not be any effective statute, rule or regulation restraining, enjoining or prohibiting the consummation of the purchase and sale of shares pursuant to Salton/Maxim's exercise of the option; (ii) any waiting period applicable to the consummation of the purchase and sale of shares pursuant to Salton/Maxim's exercise of the option under the HSR Act shall have expired or been terminated; and (iii) all of the conditions precedent to the consummation of the Merger set forth in
Section VII of the Merger Agreement (which conditions precedent are summarized under "The Merger Agreement--Conditions to Consummation of the Merger) have been satisfied or waived.

     Pursuant to the terms of the Stockholders Agreement, each shareholder party thereto has agreed, in his or her capacity as a shareholder of Toastmaster, not to directly or indirectly solicit or respond to any inquiries or the making of any proposal to acquire the Company, except that a shareholder who is also a director of the Company is not prohibited from taking any actions permitted under the Merger Agreement in his capacity as a director. Each shareholder party to the Stockholders Agreement also has agreed to notify Salton/Maxim promptly if any such inquiries or proposals are received by such shareholder.

     Additionally, each shareholder party to the Stockholders Agreement has agreed, subject to certain limited exceptions, not to (i) offer to sell, sell, transfer, pledge, assign or otherwise dispose of (each, a "Transfer") or enter into any contract, option or other arrangement with respect to the Transfer of, any of such shareholder's shares of Common Stock, other than pursuant to the Merger Agreement or to Salton/Maxim pursuant to the Stockholders Agreement, (ii) grant any proxies or powers of attorney with respect to such shareholder's shares of Common Stock, deposit any such shares into a voting trust or enter into a voting agreement with respect to such shares, or (iii) take any actions that would make such shareholder's representations and warranties under the Stockholders Agreement untrue or incorrect, or have the effect of preventing such shareholder from performing its obligations under such agreement. Each such shareholder has waived any rights of appraisal or rights to dissent from the Merger that he or she may have.

     In the event the Merger Agreement is terminated in accordance with its terms, the Stockholders Agreement also will terminate.


                  SELECTED FINANCIAL INFORMATION

     The following table sets forth selected financial information for Toastmaster for the periods and at the dates indicated. The financial information for each of the years in the three-year period ended December 31, 1997 are derived from the Company's consolidated financial statements which have been audited by KPMG Peat Marwick LLP, independent public accountants. Results for interim periods are not necessarily indicative of results to be expected for any other interim period or for the year as a whole. The information in the table should be read in conjunction with the audited and unaudited consolidated financial statements, related notes thereto and other information contained in the annual and quarterly reports for each of these periods, which are incorporated by reference herein.

                                                 Nine Months ended
                    Year ended December 31,        September 30,
                    1997      1996   1995     1998          1997
STATEMENT OF OPERATIONS
DATA                     (In thousands, except per share amounts)

Net sales        $154,347 $163,049 $188,509  $92,923   $98,281
Cost of sales/1/  125,465  142,458  156,310   80,094    80,539

Gross profit       28,882   20,591   32,199   12,829    17,742
Selling, general   22,669   23,641   25,011   15,430    16,101
and administrative
expenses

Operating income   6,213   (3,050)    7,188   (2,601)    1,641
  (loss)/2/
Interest expense   4,063    4,393     4,923    2,821     2,775
Interest income      639       32        25        0       343

Income (loss)       2,789  (7,411)    2,290   (5,422)     (791)
 before income
 taxes
Income tax            899  (2,720)      956   (1,905)     (348)
 expense (benefit)


Net income (loss)$  1,890 $(4,691) $  1,334  $(3,517)  $  (443)

Weighted average
shares used in
computation:
  Basic earnings
   per common
   shares           7,538   7,538     7,560    7,547     7,538

  Diluted earnings
   (loss) per share 7,546   7,538     7,560    7,588     7,542

Basic earnings
  (loss) per share $ 0.25 $ (0.62) $   0.18  $ (0.47)  $ (0.06)

Diluted earnings
 (loss) per share  $ 0.25  $(0.62) $   0.18  $ (0.46)  $ (0.06)


/1/ Restructuring charges totaling $7,600,000 are reflected in cost of sales for the year ended December 31, 1996

/2/ Operating income (loss) is net of depreciation and amortization for each of the three years ended December 31, 1997 of approximately $4,372,000, $4,148,000 and $3,622,000, respectively

                          December 31,              September 30,
                    1997         1996     1995       1998      1997
BALANCE SHEET DATA

Working capital  $  59,735    $ 61,870  $ 79,764  $ 65,631  $ 64,881

Total assets      106,291      104,854   129,995   112,476   113,499

Current Install-
  ments-LTD         2,104        2,145    2,176     2,054     2,117

Long-term debt     42,597       44,611   58,190    50,135    49,090

Stockholders'
 equity            41,318       40,164   45,422    37,275    39,272

Dividends paid
 per share       $   0.08     $  0.08   $ 0.08  $   0.06  $   0.06

Book value
 per share       $   5.48     $  5.33   $ 6.02  $   4.94  $   5.21


           MARKET PRICE FOR COMMON STOCK AND DIVIDENDS

     The Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "TM" and has been traded on that exchange since Toastmaster became a publicly held company on March 3, 1992. As of October 28, 1998, there were approximately 260 holders of record of Common Stock. The following table sets forth the range of high and low sales prices of Common Stock by quarter, as reported on the NYSE Composite Tape and the quarterly cash dividends paid by the Company, for each quarter of 1997 and 1996 and the first three quarters of 1998.

                       1998                       1997
               High      Low     Dividends        High Low     Dividends
First quarter  $7        $4        $.02   $4 1/4  $2 7/8    $.02
Second quarter $7 3/4    $5 1/16   $.02   $4 1/4  $3        $.02
Third quarter  $6 3/4    $4 7/8    $.02   $5 9/16 $3 5/16   $.02
Fourth quarter   --        --        --   $5 3/8  $4 1/16   $.02


                       1996
               High      Low     Dividends
First quarter  $5 1/2    $3 3/4    $.02
Second quarter $6 1/4    $4 1/4    $.02
Third quarter  $4 5/8    $3 5/8    $.02
Fourth quarter $4        $2 7/8    $.02


      The Company has paid quarterly cash dividends for each quarter of 1997 and 1996 and for the first three quarters of 1998. At the October 20, 1998 meeting of the Company's Board of Directors, it was determined not to authorize the declaration or payment of a cash dividend in the fourth quarter of 1998. No determination was made by the Board as to when or whether dividends would be declared in the future. The payment and amount of any future dividends will be determined by the Board of Directors, from time to time, after taking into account various factors such as the Company's financial condition, results of operations, and current and anticipated cash needs. The Company's agreement with its revolving credit lender contains certain provisions which restrict the payment of cash dividends generally to an amount not to exceed $500,000 per quarter, provided that the amount of such dividends and all prior cash distributions does not exceed 30% of the Company's net earnings after January 1, 1992.

     On August 26, 1998, the last trading day preceding the Company's public announcement of the execution of the Merger Agreement, the high, low and closing sales prices per share of the Company's common stock as reported on the NYSE Composite Tape
was $6.75, $6.00 and $6.125, respectively.   On November 24,
1998, the last trading day prior to printing of this Proxy Statement, the closing price per share of the Company's common stock as reported on the NYSE Composite Tape was $6.3125. SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMPANY'S COMMON STOCK.

              OWNERSHIP OF TOASTMASTER COMMON STOCK

     The following table sets forth certain information as of October 28, 1998 regarding the beneficial ownership of Common Stock by each person known to the Board of Directors to own beneficially 5% or more of the Common Stock, by each director and executive officer of the Company, and by all directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more shareholders, as the case may be.

                         AMOUNT AND NATURE OF     PERCENTAGE
                            OF BENEFICIAL          OF SHARES
     NAME                    OWNERSHIP/1/         OUTSTANDING/1/

Robert H. Deming /2//3/       3,578,379                47.4%
Beverly A. Deming /2//3/      1,214,593                16.1%
Daniel J. Stubler /2//4/      1,032,271                13.7%
Andrea F. Stubler /2//4/      1,032,271                13.7%
John E. Thompson /2//5/         691,865                 9.2%
Scott R. Thrasher /6/            24,052                  *
Linda G. Arnold /7/              43,558                  *
Ralph J. Ronalter, Jr. /2//8/   162,591                 2.2%
Edward J. Williams /9//10/        5,500                  *
S B. Rymer, Jr. /10/             52,198                  *
James L. Hesburgh /10/            5,500                  *
All directors and
 executive officers as
 a group (9 persons) /11/     3,862,338                51.0%

*    Less than one percent

/1/ Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 7,551,950 shares of common stock outstanding.

/2/ Each of these persons, together with certain other shareholders and the Company, is a party to a Stockholders' Agreement, pursuant to which each such person has given his or her irrevocable proxy to Robert H. Deming to vote shares of Toastmaster common stock with respect to the election of directors. The address for Messrs. Deming, Stubler and Thompson, Mrs. Deming and Mrs. Stubler is 1801 North Stadium Boulevard, Columbia, Missouri 65202.

/3/ Includes 47,684 shares owned of record by Mr. Deming, 345,445 shares owned of record by Mr. Deming's wife, and 866,464 shares owned of record by Mr. Deming's wife as trustee of trusts established for the benefit of Deming family members. Mr. Deming and his wife share voting power with respect to such shares pursuant to the Stockholders' Agreement referred to in Note /2/, and otherwise share voting and investment power with respect thereto. Included for Mr. Deming are 2,318,786 shares owned of record by various other shareholders of the Company, as to which Mr. Deming has no investment power but has shared voting power pursuant to the Stockholders' Agreement referred to in Note /2/.

/4/ Includes 900,000 shares owned of record jointly by Mr. and Mrs. Stubler. Mr. and Mrs. Stubler share investment power with respect to such shares and they, together with Mr. Deming, share voting power with respect to such shares pursuant to the Stockholders' Agreement referred to in Note /2/. Also includes 132,271 shares owned of record by Mrs. Stubler as trustee of trusts established for the benefit of Mr. and Mrs. Stubler's three adult children. Mr. and Mrs. Stubler share voting and investment power with respect to such shares.

/5/ Includes 55,300 shares owned of record by Mr. Thompson and 609,685 shares owned of record by Mr. Thompson as trustee of a trust established for the benefit of Thompson family members. Mr. Thompson has sole investment power with respect to such 664,985 shares but shares with Mr. Deming the voting power with respect thereto pursuant to the Stockholders' Agreement referred to in Note /2/. Also includes 26,880 shares owned of record by Mr. Thompson's wife as custodian for their two children. Mr. Thompson has shared voting and investment power with respect to such shares.

/6/ Includes 20,000 shares owned of record by Mr. Thrasher, 163 shares held in the Company's 401(k) Savings and Investment Plan for his account and 389 shares held in the Company's Stock Purchase Plan (which 552 shares were acquired prior to Mr. Thrasher becoming an executive officer of the Company), and 3,500 shares issuable pursuant to the exercise of stock options.

/7/ Includes 8,000 shares issuable pursuant to the exercise of stock options

/8/ Mr. Ronalter has sole investment power with respect to these shares but shares with Mr. Deming the voting power with respect thereto pursuant to the Stockholders' Agreement referred to in Note /2/.

/8/ Includes 500 shares owned of record by Mr. Williams as trustee of a trust for the benefit of Mr. Williams.

/10/ Includes 5,000 shares issuable to each of these persons pursuant to the exercise of stock options.

/11/ Includes 26,500 shares issuable pursuant to the exercise of stock options.

                  INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP has served as the Company's independent auditors since 1987. A representative of KPMG Peat Marwick LLP is expected to be present at the Special Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                  OTHER BUSINESS OF THE MEETING

     The Board of Directors is not aware of, and does not intend to present, any matter for action at the Special Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Special Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

          SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     If the Merger is not consummated, it is presently anticipated that the 1999 Annual Meeting of Shareholders will be held on May 11, 1999. Shareholder proposals intended for inclusion in the proxy statement for the 1999 Annual Meeting of Shareholders must be received at the Company's offices, located at 1801 North Stadium Boulevard, Columbia, Missouri 65202, within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than November 27, 1998.
Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the attention of the Secretary of Toastmaster.

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also should be available for inspection and copying at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room
by calling the Commission at 1-800-SEC-0330.   Materials also may
be obtained from the Commission's Internet web site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission. Any such material also is available for inspection at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Proxy Statement incorporates certain documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Toastmaster Inc., Corporate Secretary, 1801 North Stadium Boulevard, Columbia, Missouri, 65202, telephone number (573) 445-8666. In order to ensure timely delivery of these documents, any request should be made by December 15, 1998.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner of Toastmaster common stock to whom a copy of this Proxy Statement has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to below which have been or may be incorporated therein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated herein by reference. Requests for such documents should be directed to the Company's Corporate Secretary at the address indicated in the immediately preceding paragraph.

     The following documents, which have been filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, are hereby incorporated by reference into this Proxy Statement: (i) the Company's annual report on Form 10-K for the year ended December 31, 1997; (ii) the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and (iii) the Company's current report on Form 8-K dated August 26, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                         By Order of the Board of Directors


                         Linda G. Arnold
                         Secretary
December 1, 1998
Columbia, Missouri

                                                       Appendix A


     AGREEMENT AND PLAN OF MERGER DATED AS OF AUGUST 26, 1998


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of August 26, 1998, is by and among Salton/Maxim Housewares, Inc. a Delaware corporation ("Parent"), Columbia Acquisition Corp., a Missouri corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Toastmaster Inc., a Missouri corporation (the "Company").

     WHEREAS, the respective Boards of Directors of the Company, Parent and Purchaser have determined that the merger of Purchaser with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, pursuant to which each issued and outstanding share of common stock, par value $.10 per share ("Common Stock"), of the Company (the "Shares") (other than (a) Shares owned, directly or indirectly, by the Company or any subsidiary (as defined in Section 9.4) of the Company or by Parent and (b) Dissenting Shares) will be converted into the right to receive $7.00 per share in cash;

     WHEREAS, the Merger and this Agreement require the affirmative vote, in accordance with applicable law and the Restated Articles of Incorporation and By-laws of the Company, of at least two-thirds of the outstanding Shares entitled to vote thereon for the approval thereof (the "Company Shareholder
Approval");

     WHEREAS, Parent and Purchaser are unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, certain beneficial and record stockholders of the Company enter into an agreement (the
"Shareholders Agreement") granting to Parent an option to purchase all Shares beneficially owned by such shareholders under certain circumstances;

     WHEREAS, Parent, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                            ARTICLE I.

                            THE MERGER

     1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of The General and Business Corporation Law of Missouri (the "MBCL"), Purchaser shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Upon the Effective Time, the separate existence of Purchaser shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue, under the name "Toastmaster Inc.," to be governed by the laws of the State of Missouri. Purchaser and the Company are sometimes hereinafter referred to collectively as "Constituent Corporations."

     1.2. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1 and subject to the satisfaction or waiver in writing by the applicable party or parties of the latest to occur of the conditions set forth in
Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date not later than the second business day after such satisfaction or waiver of the conditions set forth in Article VII (or as soon as practicable thereafter) (the "Closing Date"), at the offices of Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606, unless another date, stime or place is agreed to in writing by the parties hereto.

     1.3. Effective Time. As soon as practicable following the satisfaction, or waiver in writing by the applicable party or parties, of the conditions set forth in Article VII, the parties shall execute appropriate Articles of Merger (the "Articles of Merger") as provided in the MBCL and shall make such other filings, recordings or publications required under the MBCL in connection with the Merger. The Merger shall become effective upon the date on which the Articles of Merger have been received for filing by the Secretary of the State of Missouri, or such later date as is agreed upon by the parties and specified in the Articles of Merger, and the time of such effectiveness is hereinafter referred to as the "Effective Time."

     1.4. Effects Of The Merger. The Merger shall have the effects set forth in Section 351.450 of the MBCL.

     1.5. Articles Of Incorporation; By-laws; Purposes. (a) At the Effective Time of the Merger, and without any further action on the part of the Company, Parent or Purchaser, the Restated Articles of Incorporation of Purchaser, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended, as provided therein and under the MBCL.

           (b) At the Effective Time of the Merger, and without any further action on the part of the Company or Parent or Purchaser, the By-laws of Purchaser as in effect at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

     1.6. Directors. The directors of Purchaser at the Effective Time shall be the initial directors of the Surviving
Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     1.7. Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving
Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                           ARTICLE II.

            EFFECT OF THE MERGER ON THE CAPITAL STOCK
                 OF THE CONSTITUENT CORPORATIONS

     2.1. Conversion of Shares. At the Effective Time and by virtue of the Merger, automatically and without any action on the part of the holders of the Shares or of the capital stock of Parent or Purchaser:

           (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Subsection 2.1(b) below and Dissenting Shares) shall be converted into the right to receive $7.00 in cash (the "Merger Consideration"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 2.3.

           (b) Each Share held in the treasury of the Company, if any, and each Share owned by Parent, Purchaser or the Company, or by any direct or indirect subsidiary of any of them, shall be cancelled and retired without payment of any consideration therefor.

           (c) All shares of common stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into that number of validly issued, fully paid and non-assessable shares of common stock, par value $.01 per share, of the Surviving Corporation equal to the aggregate number of shares of the Company issued and outstanding immediately prior to the Effective Time.

     2.2. Stock Options. The Company shall (i) terminate its Non-Statutory Stock Option Plan, Non-Employee Directors Stock Option Plan, 1997 Non-Employee Directors Stock Option Plan and Incentive Stock Option Plan (collectively the "Option Plans"), immediately prior to the Effective Time without prejudice to the rights of the holders of options awarded pursuant thereto and
(ii) grant no additional options or similar rights under the Option Plans or otherwise on or after the date hereof. As used hereafter in this Section 2.3, "Options" shall include each stock option granted by the Company, whether pursuant to the Option Plans or otherwise.

     The Company shall use its reasonable best efforts to obtain the consent of each holder of any Options (whether or not then exercisable) that it does not have the right to cancel to the cancellation of his Options (irrespective of their exercise price), and upon obtaining such consent, shall cancel the options covered by such consent or, in the case of Options that the Company has the right to cancel, shall cancel such Options, such cancellation (whether or not consent is required therefor) to take effect immediately after the Effective Time. In consideration of each cancellation of Options, the Company shall agree to and shall pay to such holders, immediately after the Effective Time, in respect of each Option (whether or not then exercisable) so cancelled, an amount equal to the excess, if any, of the Merger Consideration over the exercise price thereof, multiplied by the number of Shares subject thereto, reduced by the amount of withholding or other taxes required by law to be withheld.

                     2.3.     Surrender of Certificates.

           (a) From and after the Effective Time, a bank or trust company to be designated by Parent, with the prior approval of the Company (the "Exchange Agent"), shall act as exchange agent in effecting the exchange, for the Merger Consideration multiplied by the number of Shares formerly represented thereby, of certificates (the "Certificates") that, prior to the Effective Time, represented Shares entitled to payment pursuant to
Section 2.1. As of the Effective Time, Parent shall, on behalf of Purchaser, deposit with the Exchange Agent, for the benefit of the holders of Shares (excluding any Shares described in Section 2.1(b) and Dissenting Shares, if any), for the payment in accordance with this Article II, through the Exchange Agent, cash in an amount equal to the Merger Consideration multiplied by the number of outstanding Shares immediately prior to the Effective Time (excluding any Shares described in Section 2.1(b) and Dissenting Shares, if any) (such cash being hereinafter referred to as the "Payment Fund"). Upon the surrender of each Certificate and the delivery by the Exchange Agent of the Merger Consideration in exchange for the Shares represented by such Certificate multiplied by the number of Shares represented by such Certificate, such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Shares held by Parent, Purchaser or the Company or any direct or indirect subsidiary of Parent, Purchaser or the Company and Dissenting Shares, if any) shall represent solely the right to receive the Merger Consideration applicable to the Shares represented by such Certificate multiplied by the number of Shares represented by such Certificate. No interest shall be paid or shall accrue on any amount payable on and after the Effective Time by reason of the Merger upon the surrender of any such Certificate. Upon the surrender and exchange of such an outstanding Certificate, the holder shall receive the Merger Consideration applicable to the Shares represented thereby, without any interest thereon. If the Merger Consideration is to be paid to a person other than the person in whose name the Certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such payment or exchange that such Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer, and that the person requesting such payment or exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such Merger Consideration to a person other than the registered holder of the Certificate surrendered, or such person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Merger Consideration or interest delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

           (b) Promptly following the date of the first anniversary of the Effective Time, the Exchange Agent shall return to the Surviving Corporation all cash in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing Shares may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat or similar laws) receive in exchange therefor the Merger Consideration applicable to the

Shares represented thereby, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving
Corporation under applicable law.

           (c) Promptly after the Effective Time, the Exchange Agent shall mail, to each record holder of Certificates that immediately prior to the Effective Time represented Shares, a form of letter of transmittal and instructions, approved by the parties, for use in surrendering such Certificates and receiving the Merger Consideration therefor.

           (d) At and after the Effective Time, holders of Certificates shall cease to have any rights as shareholders of the Company except for the right to surrender such Certificates in exchange for the Merger Consideration applicable to the Shares represented thereby or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with Section 351.455 of the MBCL and
Section 2.4 hereof, and there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of any Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration, as provided in Section 2.1 hereof, subject to applicable law in the case of Dissenting Shares.

           (e) The Exchange Agent shall invest any cash included in the Payment Fund, as directed by the Surviving Corporation, provided that such investment shall be
(i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the Effective Time, (ii) certificates of deposit, eurodollar time deposits and bankers' acceptances with maturities not exceeding six months and overnight bank deposits with any commercial bank, depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia, provided that such commercial bank, depository institution or trust company has, at the time of investment, (A) capital and surplus exceeding
$250 million and (B) outstanding short-term debt securities which are rated at least A-1 by Standard & Poor's Rating Group Division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Services, Inc. or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease to publish ratings of investment, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and
(ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having a rating in the highest rating categories from Standard & Poor's Rating Group Division of The McGraw-Hills Companies, Inc. or Moody's Investors Services, Inc. or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease to publish ratings of investments and in each case maturing within six months of the Effective Time and (v) money market mutual or similar funds having assets in excess of $1 billion. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

     Section 2.4. Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, if required by the MBCL, but only to the extent required thereby, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such Shares who have properly demanded appraisal rights with respect thereto in accordance with
Section 351.455 of the MBCL, and who have not failed to perfect or who have not effectively withdrawn or who have not lost their rights to appraisal and payment under Section 351.455 of the MBCL (the "Dissenting Shares") will not be converted into the right to receive the Merger Consideration, but such holder thereof shall be entitled only to such rights to appraisal and payment under the MBCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, as provided in Section 2.1 hereof. Upon the Company's receipt of any notice of election to dissent in accordance with the provisions of such Section 351.455, the Company shall promptly provide Parent with a copy of such notice of election to dissent. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such election to dissent or offer to settle or settle any such election to dissent.

     Section 2.5. Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code (as defined herein), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to a person in respect of which such deduction and withholding was made by the Surviving Corporation.

     Section 2.6. Lost Certificates. If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay the Merger Consideration in accordance with the terms of this Agreement to the registered owner of such Shares.

     Section 2.7. Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper
(a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                           ARTICLE III.

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Purchaser as follows:

     Section 3.1. Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Missouri and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The Company is duly qualified to do business, and is in good standing, in each jurisdiction set forth in Schedule 3.1, which are the only jurisdictions where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. For purposes of this Agreement, a "Material Adverse Change" or "Material Adverse Effect" means any change or effect, either individually or in the aggregate, that is or may be reasonably expected to be materially adverse to the business, assets, liabilities, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole. Attached to
Schedule 3.1 are complete and correct copies of the Restated Articles of Incorporation and By-Laws of the Company as currently in effect.

     Section 3.2. Capital Structure. (a) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"). At the close of business on July 31, 1998: (i) 7,551,950 shares of Common Stock were issued and outstanding; (ii) 93,900 shares of Common Stock were reserved for issuance upon the exercise of outstanding options; and
(iii) 44,825 shares of Common Stock were held in the treasury of the Company. At the close of business on July 31, 1998: (i) no shares of Preferred Stock were issued and outstanding; and
(ii) no shares of Preferred Stock were held in the treasury of the Company. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and not subject to preemptive rights. Since
July 31, 1998, (i) no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company stock options already in existence and outstanding on such date, and
(ii) the Company has not granted any stock options, warrants, convertible securities or other rights to acquire any capital stock of the Company.

     (b) At the close of business on July 31, 1998, there are outstanding options issued by the Company to purchase 93,900 shares of Common Stock. Schedule 3.2 contains a complete and correct list of each outstanding option to purchase shares of Common Stock, including: (i) the name of the holder of such option issued by the Company; (ii) the number of shares subject thereto; (iii) the exercise or "strike" price; (iv) the grant date; (v) the expiration date; and (vi) the vesting terms. The Company has delivered to Parent complete and correct copies of all outstanding options to purchase Shares. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. As of August 24, 1998, the only outstanding indebtedness for borrowed money of the Company and its subsidiaries is: (i) debt under the Loan and Security Agreement dated as of November 19, 1993, as amended, between the Company and Fleet Capital Corporation (successor in interest to Barclays Credit Inc.) of $46,156,993; and (ii) other indebtedness for borrowed money not exceeding $1,752,790, the sources of which, and amounts attributable to each such source, are set forth in
Schedule 3.2.

     (c) Except as otherwise set forth in this Section 3.2 or in Schedule 3.2, there are no outstanding securities, options, warrants, rights, calls, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its subsidiaries, including any securities pursuant to which rights to acquire capital stock become exercisable only after a change of control of the Company or upon the acquisition of a specified amount of the Common Stock or voting powers of the Company, or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, agreement arrangement or undertaking.

     (d) Except as set forth in Schedule 3.2, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its subsidiaries and there are no irrevocable proxies with respect to shares of capital stock of the Company or any of its subsidiaries. Except as set forth in Schedule 3.2, there are no agreements or arrangements pursuant to which the Company is or could be required to register any Shares or other securities under the Securities Act of 1933, as amended (the "Securities Act") or other agreements or arrangements with or among the Company and any securityholders of the Company with respect to securities of the Company. Except as set forth in Schedule 3.2, there are no securities issued by the Company or any of its subsidiaries or agreements, arrangements or other understandings to which the Company or any of its subsidiaries is a party giving any person any right to acquire equity securities of the Surviving Corporation or any of its subsidiaries at or following the Effective Time and all securities, agreements, arrangements and understandings relating to the right to acquire equity securities of the Company (whether pursuant to the exercise of options, warrants or otherwise) provide that, at and following the Effective Time, such right shall entitle the holder thereof to receive the consideration such holder would have received in the Merger had such holder exercised such right immediately before the Effective Time.

     (e) Except as set forth in Schedule 3.2, there are no voting trusts or other agreements or understandings with respect is the voting of the capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party.

     Section 3.3. Subsidiaries. (a) Schedule 3.3 sets forth each subsidiary of the Company and the jurisdiction of incorporation of such subsidiary. Except as set forth in
Schedule 3.3, all of the outstanding shares of capital stock and other ownership interests of the Company's subsidiaries have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company. Except as set forth in Schedule 3.3, none of the shares or ownership interests of the subsidiaries owned or held by the Company, directly or indirectly, is subject to any Lien (as defined in Section 3.4(b)).

     (b) Each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as currently conducted. Each subsidiary of the Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has delivered to Parent complete and correct copies of the respective articles or certificates of incorporation or by-laws, as amended to the date hereof, of each of its subsidiaries.

     (c) Except for its subsidiaries or as otherwise set forth in Schedule 3.3, the Company does not directly or indirectly own any capital stock of or other equity interest in any corporation, partnership or other person and neither the Company nor any of its subsidiaries is a member of or participant in any partnership, joint venture or similar person.

     Section 3.4.    Authority and Absence of Conflict.

     (a)   Subject to obtaining the Company Shareholder
Approval, the Company has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and unanimously authorized by the Board of Directors of the Company, and, except for the Company Shareholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and (subject, with respect to consummation of the Merger, to the receipt of the Company Shareholder Approval, and assuming that this Agreement constitutes the valid and binding obligation of Parent and Purchaser) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect affecting the enforcement of creditors' rights generally, or by general equitable principles regardless of whether enforceability is considered in a proceeding in equity or at law.

     (b) Except as set forth in Schedule 3.4, and assuming the receipt of the Company Shareholder Approval, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance or payment required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or other encumbrance (collectively, "Liens") upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of (x) the Restated Articles of Incorporation or by-laws of the Company or any of its subsidiaries, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or to which any of them or any of their respective properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company and its subsidiaries or any of their respective properties or assets, except for (A) any such violation, conflict, breach, default, termination, acceleration, Lien that would not have a Material Adverse Effect or prevent or delay the consummation of the transactions contemplated hereby, (B) the filing of premerger notification reports by the parties under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the expiration of the applicable waiting period, (C) the filing with the Securities and Exchange Commission (the "Commission") of a proxy statement in definitive form relating to the meeting of the Company's shareholders to be held in connection with the Merger (the "Proxy Statement") and such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, and (D) the filing of the Missouri Articles of Merger with the Secretary of the State of Missouri.

     (c) Other than in connection with or in compliance with the provisions of the MBCL, the HSR Act, and the Exchange Act, no notice to, filing with, or authorization, consent or approval of, any state or local government or any court, tribunal, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity") is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

     Section 3.5. SEC Documents. (a) Since January 1, 1996, the Company has filed with the Commission all reports, schedules, statements and other documents required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (as such documents have been filed prior to the date hereof, and amended since the time of their filing prior to the date hereof, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, collectively, the "Company SEC Documents"). As of their respective dates (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the Company
SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents (including any and all financial statements included therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in all of the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the Commission) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (b) Except as set forth in the Company SEC Documents, neither the Company nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for (i) liabilities and obligations incurred in the ordinary course of business consistent with past practice since January 1, 1998 which could not reasonably be expected to have a Material Adverse Effect, and (ii) liabilities incurred under this Agreement.

     (c) The Company has heretofore made available or promptly shall make available to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the Commission, to agreements, documents or other instruments which previously have been filed with the Commission pursuant to the Exchange Act.

     Section 3.6. Absence of Certain Events. Except as set forth on Schedule 3.6, since January 1, 1998, the Company and its subsidiaries have operated their respective businesses only in the ordinary course consistent with past practice and, except as set forth in Schedule 3.6 or in the Company SEC Documents, there has not occurred (i) any event, occurrence or condition which, individually or in the aggregate, has, or is reasonably likely to have, a Material Adverse Effect; (ii) any entry into any commitment or transaction that, individually or in the aggregate, has or is reasonably likely to have, a Material Adverse Effect;
(iii) any change by the Company in its accounting methods, principles or practices; (iv) any amendments or changes in the respective articles or certificate of incorporation or organization or by-laws of the Company or any of its subsidiaries; (v) any revaluation by the Company or any of its subsidiaries of any of their respective assets; (vi) any damage, destruction or loss which resulted in or is reasonably likely to result in a Material Adverse Effect; (vii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its subsidiaries, or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries; (viii) any grant of any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries; (ix) any entry into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its subsidiaries; (x) any increase in benefits payable under any existing severance or termination pay policies or employment agreements with any director, officer or employee of the Company or any of its subsidiaries; (xi) any increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its subsidiaries (except for salary increases to employees other than officers in the ordinary course of business); or (xii) any other action that would be prohibited by Section 5.1 on and after the date of this Agreement.

     Section 3.7.    Litigation.  Except as set forth in
Schedule 3.7 or the Company SEC Documents, there are no actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries, at law or in equity, or before or by any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity") or any arbitrator or arbitration tribunal, and no development has occurred with respect to any pending or threatened action, suit or proceeding that is reasonably likely to result in a Material Adverse Effect or prevent or delay the consummation of the transactions contemplated hereby.

     Section 3.8.    Compliance with Applicable Law.  The
Company and its subsidiaries hold and at all required times have held, all permits, licenses, variances, exceptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Permits"), except for the failure to hold any such Permit that could not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are, and at all times have been, in compliance with the terms of the Permits, except for any failure to comply which could not reasonably be expected to have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being, and have not been, conducted in violation of any applicable law, ordinance or regulation of any Governmental Entity, except for any failure to comply which could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.8, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the best of the Company's knowledge, threatened, nor has any Governmental Entity, to the best of the Company's knowledge, indicated an intention to conduct the same.

     Section 3.9. Employee Plans. (a) Schedule 3.9 is a list of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA, hereinafter a "Welfare Plan"), and each other agreement, plan, arrangement, program or policy relating to any bonus, profit sharing, retirement, pension, group insurance, death benefit, cafeteria, flexible spending account, medical, dependent care, stock options, stock purchases, stock appreciation rights, savings, compensation, employment, consulting, deferred compensation, severance, termination pay, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company, any of its subsidiaries or any other person that, together with the Company, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code (as hereinafter defined) (each a "Commonly Controlled Entity") for the benefit of any present or former employees of the Company or any of its subsidiaries (all the foregoing being herein called "Benefit Plans"). The Company has made available to Parent true, complete and correct copies of (i) each Benefit Plan, (ii) the most recent annual report on Form 5500 as filed with the Internal Revenue Service with respect to each applicable Benefit Plan, (iii) the most recent summary plan description (or similar document) with respect to each applicable Benefit Plan and (iv) each trust agreement and insurance or annuity contract relating to any Benefit Plan.

     (b)   Except as set forth in Schedule 3.9, each Benefit
Plan has been administered in all material respects in accordance with its terms. Except as set forth in Schedule 3.9, the Company, its subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, and all other laws, ordinances or regulations of any Governmental Entities. Except as set forth in
Schedule 3.9, to the best of the Company's knowledge, there are no investigations by any Governmental Entities, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan.

     (c) Except as set forth in Schedule 3.9, (i) all contributions to the Benefit Plans required to be made by the Company or any of its subsidiaries in accordance with the terms of the Benefit Plans, any applicable collective bargaining agreement and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made, (ii) there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Benefit Plan that is a Pension Plan, excluding any Pension Plan which is a multiemployer pension plan as defined in
Section 4001(a)(3) of ERISA (hereinafter a "Company Pension Plan") and (iii) no Company Pension Plan had an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the end of the most recently completed plan year.

     (d) Except as set forth in Schedule 3.9, (i) each Company Pension Plan that is intended to be a tax-qualified plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Company Pension Plan and each related trust is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code,
(ii) no such determination letter has been revoked, and to the best of the Company's knowledge, revocation has not been threatened, (iii) no event has occurred and no circumstances exist that would adversely affect the tax-qualification of such Company Pension Plan and (iv) such Company Pension Plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualifications, increase its cost or require security under
Section 307 of ERISA. The Company has made available to Parent a copy of the most recent determination letter received with respect to each Company Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. The Company has also provided to Parent a list of all Company Pension Plan amendments as to which a favorable determination letter has not yet been received.

     (e) Except as set forth in Schedule 3.9: (i) no non-exempt "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Benefit Plan; (ii) no Company Pension Plan has been terminated or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation ("PBGC"); and (iii) none of the Company, any of its subsidiaries or, to the best of the Company's knowledge, any trustee, administrator or other fiduciary of any Benefit Plan has engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject the Company, any such subsidiary or any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

     (f) Except as set forth in Schedule 3.9, as of the most recent valuation date for each Company Pension Plan that is a "defined benefit pension plan" (as defined in Section 3(35) of ERISA (hereinafter a "Defined Benefit Plan")), there was not any material amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such Defined Benefit Plan, and the Company is not aware of any facts or circumstances that would change the funded status of any such Defined Benefit Plan. The Company has made available to Parent the most recent actuarial report or valuation with respect to each Defined Benefit Plan.

     (g)   Except as set forth in Schedule 3.9, no Commonly
Controlled Entity has incurred any liability to a Pension Plan
(other than for contributions not yet due) or to the PBGC (other than for the payment of premiums not yet due).

     (h) No Commonly Controlled Entity has (i) engaged in a transaction described in Section 4069 of ERISA that could subject the Company to a liability at any time after the date hereof or
(ii) acted or failed to act, in a manner that could reasonably be excepted to result in fines, penalties, taxes or related charges under (x) Section 502(c), (i) or (1) of ERISA, (y) Section 4071 of ERISA or (z) Chapter 43 of the Code.

     (i) Except as set forth in Schedule 3.9, no Commonly Controlled Entity has announced an intention to withdraw, but has not yet completed withdrawal, from a "multiemployer pension plan" (as defined in Section 4001(a)(3) of ERISA). Except as set forth in Schedule 3.9, no action has been taken, and no circumstances exist, that could reasonably be excepted to result in either a partial or complete withdrawal from such a multiemployer pension plan by any Commonly Controlled Entity. Schedule 3.9 also lists for each Benefit Plan that is a multiemployer pension plan the Company's reasonable estimate, based upon the information supplied to it by each multiemployer pension plan, of the amount of withdrawal liability that would be incurred if each Commonly Controlled Entity were to make a complete withdrawal from each such plan as of the dates specified in Schedule 3.9.
Schedule 3.9 also lists for each Benefit Plan that is a multiemployer pension plan the Company's reasonable estimate, based upon the information supplied to it by each multiemployer pension plan, of the amount of "unfunded vested benefits" (within the meaning of Section 4211 of ERISA) as of the dates specified in Schedule 3.9.

     (j) The list of Welfare Plans in Schedule 3.9 discloses whether each Welfare Plan is (i) unfunded, (ii) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (iii) insured. Except as disclosed in Schedule 3.9, and to the best of the Company's knowledge, there are no understandings, agreements or undertakings, written or oral, that would prevent any such Welfare Plan from being amended or terminated at any time after the Closing Date. The Company and its subsidiaries comply with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code.

     (k) Except as provided in the employment and severance agreements listed in Schedule 3.9, no employee of the Company or any of its subsidiaries will be entitled to any additional material benefits or vesting of any benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

     (l) Except as set forth in Schedule 3.9, during the period beginning on January 1, 1998 and ending on the date of this Agreement, there has been no change (i) in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan or (ii) in the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined.

     (m) Except as set forth in Schedule 3.9, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangements or Benefit Plans currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(B)(1) of the Code). Schedule 3.9 sets forth (i) the Company's reasonable estimate of the maximum amount that could be paid to each executive officer of Company as a result of the transactions contemplated by this Agreement under all employment, severance and termination agreements, other compensation arrangements and Benefit Plans currently in effect and (ii) the Company's reasonable estimate of the "base amount" (as such term is defined in Section 280(b)(3) of the Code) for each such executive officer calculated as of the date of this Agreement.

     Section 3.10. Employment Relations. Except as set forth in Schedule 3.10 and except for any acts or omissions to act or matters referred to below which could not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries are, in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against the Company or any of its subsidiaries is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company or any of its subsidiaries; (iv) no representation question has been raised with the Company respecting the employees of the Company or any of its subsidiaries; (v) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement;
(vi) no collective bargaining agreement is currently being negotiated by the Company or any of its subsidiaries; (vii) no grievance is pending or threatened against the Company or any of its subsidiaries; (viii) neither the Company nor any of its subsidiaries is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, or program of the Company or any of its subsidiaries, nor will the Company or any of its subsidiaries have any liability which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company and each of its subsidiaries of any persons employed by the Company or any of its subsidiaries on or prior to the Effective Time;
(ix) each of the Company and each of its subsidiaries is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other employee notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise; and (x) neither the Company nor any of its subsidiaries has experienced any strike, threatened strike, picketing or union election during the last three years.

     Section 3.11. Contracts. To the best of the Company's knowledge, Schedule 3.11 sets forth a complete and accurate list of any of the following (including all amendments and/or modifications to the following) to which the Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries is bound (collectively, "Scheduled Contracts"):

           (i) all deeds, indentures, leases, subleases or other instruments by which an ownership, leasehold or other interest in real property is held by the Company or any of its subsidiaries;

           (ii) all contracts, commitments or agreements, including contracts or licenses pertaining to the payment of royalties, to the extent that any such agreement individually includes provisions that do or could involve payments or commitments (whether fixed or contingent) to or from the Company or any of its subsidiaries for a fixed amount, or a reasonably expected amount, in excess of $100,000;

           (iii) all management, compensation, employment or severance contracts, commitments or agreements or contracts or agreements entered into with any director, officer or employee of the Company or any of its subsidiaries;

           (iv) all contracts or agreements under which the Company or any of its subsidiaries has any outstanding indebtedness, obligation or liability for borrowed money or the deferred purchase price of property or has the obligation to incur any such indebtedness, obligation or liability, in each case in an amount greater than $100,000;

           (v)   all bonds or agreements of guarantee or
     indemnification in which the Company or any of its subsidiaries acts as surety, guarantor or indemnitor with respect to any individual obligation (fixed or contingent) in a fixed amount or a reasonably expected amount greater than $100,000; and

           (vi) all secrecy, noncompete or other agreements which (A) restrict the right of the Company or any of its subsidiaries to engage in any business or (B) would restrict the right of Parent or any of affiliates to engage in any business after the consummation of the transactions contemplated by this Agreement;

           Except as set forth on Schedule 3.11, (i) neither the Company nor any of its subsidiaries is in default under the terms of any Scheduled Contract, (ii) no other party thereto is in default under the terms of any Scheduled Contract and (iii) each Material Contract is in full force and effect.

     Section 3.12. Environmental Laws and Regulations. Except as disclosed in Schedule 3.12 and to the best of the Company's knowledge:

                 (i) The Company and its subsidiaries hold and are in material compliance with all Environmental Permits (as defined below), and the Company and its subsidiaries are otherwise in compliance with all Environmental Laws (as defined below), except for any failure to hold any Environmental Permit, or be in compliance with any Environmental Permit or Environmental Law that could not reasonably be expected to have a Material Adverse Effect, and there are no conditions that might prevent or interfere in any material respect with such compliance in the future;

                 (ii)    As of the date hereof, neither the
     Company nor any of its subsidiaries has received any Environmental Claim (as defined below) and there is no threatened Environmental Claim;

                 (iii)   Neither the Company nor any of its
     subsidiaries has entered into any consent decree, order or agreement under any Environmental Law;

                 (iv)    There are no (A) underground storage
     tanks, (B) polychlorinated biphenyls, (C) friable asbestos or asbestos-containing materials, (D) surface impoundments, or (E) landfills, or present at any facility currently owned, leased or operated by the Company or any of its subsidiaries;

                 (v) There are no past (including, without limitation, with respect to assets or businesses formerly owned, leased or operated by the Company or any of its subsidiaries) or present actions, activities, events, conditions or circumstances, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials;

                 (vi) No modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or its subsidiaries following such consummation;

                 (vii)   Hazardous Materials have not been
     generated, transported, treated, stored, disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently owned, leased or otherwise used by the Company or any of its subsidiaries, in violation of, or so as could result in liability under, any Environmental Laws;

                 (viii)  None of the Company or its subsidiaries
     has contractually assumed any liabilities or obligations under any Environmental Laws;

                 (ix)    For purposes of this Agreement, the
     following terms shall have the following meanings:
     (A) "Environmental Claim" means any written notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (1) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, owned, leased or operated by the Company or any of its subsidiaries or (2) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (3) otherwise relating to obligations or liabilities under any Environmental Laws; (B) "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required under Environmental Laws for the Company and its subsidiaries to conduct their operations and businesses on the date hereof and consistent with past practices; (C) "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state laws; and
     (D) "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, friable asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, and substances regulated pursuant to, or that could reasonably be expected to provide the basis of liability under, any Environmental Law.

     Section 3.13.   Property and Leases.  (a) Schedule 3.13
sets forth all of the real property owned by the Company and each of its subsidiaries (the "Owned Real Property"). Schedule 3.13 sets forth all of the real property and interests in real property leased by the Company and each of its subsidiaries (the "Leased Real Property", and together with the Owned Real Property, the "Company Property"). Each of the Company or its subsidiaries, as the case may be, has good and marketable fee title to the Owned Real Property, subject only to Permitted Liens (as defined below) and those Liens described in (b) below, except for (a) Liens set forth on Schedule 3.13, (b) Liens reflected in the Company SEC Documents, and (c) Liens, easements, restrictions and reservations that are reflected in the title reports or surveys, if any, delivered to Purchaser in connection with the transactions contemplated hereby. Each of the Company or its subsidiaries, as the case may be, has a valid and existing leasehold interest in all Leased Real Property, subject only to Permitted Liens and those Liens described in (b) below, except for (a) Liens set forth on Schedule 3.13 and (b) Liens reflected in the Company SEC Documents.

     (b) All Company Property and personal properties owned by the Company or any of its subsidiaries are owned free and clear of all Liens or leased free and clear of all Liens applicable to such leasehold interest, except for (i) Liens for taxes and assessments or governmental charges or levies which are not at the time of Closing due or payable or which are being contested in good faith and (ii) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar Liens, which have been incurred in the ordinary course of business, so long as the obligations secured by such Liens are not then delinquent or which are being contested in good faith. The Owned Real Property and personal properties owned by the Company or any of its subsidiaries are not subject to any Liens, building or use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever which interfere with or are violated by the existence of the improvements thereon or the current use and operation of each such Owned Real Property or personal properties, respectively, to which it relates in the business of the Company and its subsidiaries as currently conducted, except for any interference or violation that could not reasonably be expected to have a Material Adverse Effect.

     Section 3.14. Intellectual Property. (a) Schedule 3.14 lists all Intellectual Property (as defined below) owned or used by the Company or its subsidiaries, which is the subject of a registration or application for registration submitted to any Governmental Entity, and summarizes the nature of the Company's or its subsidiaries' rights therein and thereto.

     (b) The Company and its subsidiaries own or have the right to use all Intellectual Property reasonably necessary for the Company and its subsidiaries to conduct their business as it is currently conducted and consistent with past practice.

     (c) Except as set forth on Schedule 3.14 and except for acts or omissions or matters referred to below which could not reasonably be expected to have a Material Adverse Effect:
(i) all of the registered Intellectual Property of the Company and its subsidiaries listed on Schedule 3.14 is subsisting and unexpired, free of all Liens, has not been abandoned and, to the best of the Company's knowledge, does not infringe or otherwise impair the intellectual property rights of any third party;
(ii) none of the Intellectual Property owned by the Company or its subsidiaries is the subject of any license, security interest or other agreement granting rights therein to any third party;
(iii) to the best of the Company's knowledge, no judgment, decree, injunction, rule or order has been rendered by any Governmental Entity which would limit, cancel or question the validity of, or the Company's or its subsidiaries' rights in and to, any Intellectual Property; (iv) the Company has not received notice of any pending or threatened suit, action or proceeding that seeks to limit, cancel or question the validity of, or the Company's or its subsidiaries' rights in and to, any Intellectual Property; and (v) the Company and its subsidiaries take reasonable steps to protect, maintain and safeguard the Intellectual Property owned by the Company or its subsidiaries, including any Intellectual Property for which improper or unauthorized disclosure would impair its value or validity.

     (d)   For purposes of this Agreement "Intellectual
Property" shall mean all rights, privileges and priorities provided under U.S., state and foreign law relating to intellectual property, including without limitation all
(i) (A) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protections; (B) copyrights and copyrightable works, including computer applications, programs, software, databases and related items; (C) trademarks, service marks, trade names, and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; (D) trade secrets and other confidential information; and (ii) all registrations, applications, recordings, and licenses or other similar agreements related to the foregoing.

     Section 3.15. Insurance. The Company has provided to Parent copies of all policies of insurance maintained by or on behalf of the Company or its subsidiaries. The insurance coverage provided by such policies of insurance will be continued through the Effective Time and will not terminate or lapse by reason of the transactions contemplated by this Agreement.
Except as set forth in Schedule 3.15, neither the Company nor any of its subsidiaries has been denied insurance coverage by any carrier in the last three years.

     Section 3.16. Takeover Statutes. The Board of Directors of the Company has taken all appropriate action to render the restrictions on business combinations contained in
Section 351.459 of the MBCL inapplicable to this Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereunder and thereunder, including, without limitation, the purchase of securities pursuant to the Shareholders Agreement.

     Section 3.17.   Taxes.  (a) For purposes of this Agreement,
(i) "Tax" or "Taxes" shall mean all Federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales (including bulk sales), use, ad valorem, intangible, receipts, value added, profits, license, withholding, payroll, employment, excise, premium, real property, personal property, personal property, customs, net worth, estimated, capital, gains, transfer, stamp, documentary, social security, alternative minimum, accumulated earnings, goods and services, recapture, recording, severance, environmental (including but not limited to, taxes under Section 59A of the Code), occupation and other taxes, and including any interest, penalties and additions imposed with respect to such amounts; (ii) "Code" shall mean the Internal Revenue Code of 1986, as amended, and reference to any Section of the Code shall refer to that Section in effect at the date hereof; (iii) "Taxing Authority" shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority; and (iv) "Return" or "Returns" shall mean all returns, reports, estimates, information returns and statements, including any related or supporting information filed with respect to any of the foregoing, maintained, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

     (b) Except as set forth in Schedule 3.17, the Company and each of its subsidiaries has timely filed, with the appropriate Taxing Authority all material Returns required to be filed on or prior to the date hereof and each such Return was complete in all material respects at the time of filing.

     (c) Except as set forth on Schedule 3.17, all Taxes (including Taxes for which no Returns are required to be filed and including payroll and wage withholding Taxes) of the Company and any of its subsidiaries ("Covered Taxes"), which are due and payable have been duly and timely paid.

     (d) Except as set forth on Schedule 3.17, the Company has made available for inspection by Parent (i) complete and correct copies of all Returns of the Company and each of its subsidiaries, with respect to Federal, state, provincial, county, local, municipal, foreign and other income, profits, corporate franchise, receipts, sales, excise, property, net worth and all other Taxes, that are or have been required to be filed for taxable periods ending with or within the last five calendar years (ii) complete and correct copies of all material ruling requests, private letter rulings, revenue agent reports, information document requests and responses thereto, notices of proposed deficiencies, deficiency notices, applications for changes in method of accounting, protests, petitions, closing agreements, settlement agreements, and any similar documents submitted by, received by or agreed to by or on behalf of the Company or any of the subsidiaries and relating to Covered Taxes.

     (e) Except as set forth on Schedule 3.17 and for taxes not yet due, no material Liens for Taxes exist with respect to any of the assets or properties of the Company or any of its subsidiaries. Schedule 3.17 lists all federal, state and local income Returns filed with respect to the Company for taxable periods ended on or after December 31, 1994, indicates those Returns that have been audited, and indicates those Returns that currently are the subject of audit or any administrative or judicial proceeding. Except as set forth on Schedule 3.17, each deficiency resulting from any audit or examination relating to Covered Taxes by any Taxing Authority has been paid and no issues were raised in writing by the relevant Taxing Authority during any such audit or examination that might apply to taxable periods other than the taxable period to which such audit or examination related. Except as set forth on Schedule 3.17, (i) to the best of the Company's knowledge, no Returns with respect to Federal income Taxes are currently under audit or examination by the Internal Revenue service and any other Taxing Authority, (ii) to the best of the Company's knowledge, no audit or examination relating to Covered Taxes is currently being conducted by the Internal Revenue Service or any other Taxing Authority and
(iii) neither the Internal Revenue Service nor any other Taxing Authority has given notice in writing that it will commence any such audit or examination.

     (f) Except as set forth on Schedule 3.17, as of the date hereof no Taxing Authority is asserting or, to the best of the Company's knowledge, threatening to assert, any deficiency or claim for Covered Taxes or any adjustment to any item of income, gain, deduction, loss, credit, or tax basis entering into the computation of Covered Taxes.

     (g) Except as set forth in Schedule 3.17, (i) no person has made with respect to the Company or any of its subsidiaries, or with respect to any property held by the Company or any of its subsidiaries, any consent under Section 341 of the Code, (ii) no property owned by the Company or any of its subsidiaries constitutes "tax-exempt use property" (as defined in Section 169(h) of the Code), (iii) to the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982 and (iv) none of the assets owned by the Company or any of its Subsidiaries is subject to a lease under
Section 7701(h) of the Code or under any predecessor.

     (h) There is no agreement extending, or having the effect of extending, the period of assessment or collection of any Covered Taxes and no unrevoked power of attorney with respect to any Covered Taxes has been executed or filed with the Internal Revenue Service or any other Taxing Authority.

     (i) Since January 1, 1995, the Company has not been a member of any affiliated or consolidated, combined, unitary or aggregate group for purposes of filing Returns or paying Taxes at any time except for a group for which the Company is a parent.

     (j) Except as set forth in Schedule 3.17, none of the Company or any of its subsidiaries is a party to or is bound by any Tax sharing agreements with any of its affiliates, or with any Taxing Authority.

     (k) Except as set forth on Schedule 3.17, none of the Company or any of the subsidiaries will be required in a taxable period beginning on or after the Closing Date to include any amount in income pursuant to Section 481 of the Code, by reason of a change in accounting methods or otherwise, as a result of actions taken prior to the Closing Date.

     (l) Schedule 3.17 lists each state, county, local, municipal or foreign jurisdiction in which Company or any of the subsidiaries files or, has filed a Return or is or has been liable for Tax on a "nexus" basis for the current and preceding three years.

     (m) The Company has an estimated consolidated net operating carryover for regular Federal income tax purposes as of December 31, 1997 of approximately $3,400,000 for the year ended December 31, 1997 and approximately $507,000 for the year ended December 31, 1996. The Company has tax credit carryforwards as of December 31, 1997 of approximately $300,000 for the year ended December 31, 1993 and approximately $222,000 for the year ended December 31, 1996.

     Section 3.18. Customers. Schedule 3.18 sets forth a list of the twenty (20) largest customers of the Company and its subsidiaries, as measured by the dollar amount of purchases by such customers, during the year ended December 31, 1997 and the six months ended June 30, 1998, calculated based on the approximate total sales by the Company and its subsidiaries to each such customer during each such period. To the best of the Company's knowledge, since December 31, 1997, no customer listed on Schedule 3.18 has (i) cancelled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Company or any of its subsidiaries, or (ii) materially changed, or requested a material change in the price or quantity of the goods, services and products sold by the Company or any of its subsidiaries to such customer.

     Section 3.19. Interests of Certain Persons. Except as disclosed in Schedule 3.19, no officer or director of the Company, or any "associate" (as such term is defined in Rule 14a-
1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of its subsidiaries or has indebtedness owing to the Company or any of its subsidiaries.

     Section 3.20. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 6.1(a)) will, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting (as defined in Section 6.1(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by or on behalf of Parent or Purchaser specifically for inclusion therein.

     Section 3.21. Required Company Vote. The Company Shareholder Approval, being the affirmative vote of at least two-thirds of the outstanding Shares, are the only votes of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

     Section 3.22. Opinion Of Financial Advisor. The Company has received the opinion of Credit Suisse First Boston Corporation (the "Company Financial Advisor"), dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration to be received by the Company's shareholders pursuant to the Merger is fair to such holders of Shares from a financial point of view.

     Section 3.23. Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has duly and unanimously, subject to the terms and conditions set forth herein, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the shareholders of the Company and (ii) subject to Section 6.1(c) hereof, resolved to recommend that the holders of Shares approve this Agreement and the transactions contemplated herein, including the Merger.

     Section 3.24. Brokers. No broker, investment banker or other person, other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A copy of the engagement letter between the Company Financial Advisor and the Company setting forth the fees and expenses to be paid by the Company in connection with the transactions contemplated by this Agreement has been provided to Parent.

                           ARTICLE IV.

      REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Parent and Purchaser each represent and warrant, jointly and severally, to the Company as follows:

     4.1. Organization and Qualification. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated by it, or the business conducted by it, requires such qualification and where failure to so qualify or be in good standing would have an Acquiror Material Adverse Effect. For purposes of this Agreement, an "Acquiror Material Adverse Effect" means any change or effect, either individually or in the aggregate, that is or may be reasonably expected to be materially adverse to the business, assets, liabilities, properties, financial condition or results of operations of Parent and its subsidiaries taken as a whole. Each of Parent and Purchaser has the requisite corporate power and authority to own, operate and use its respective properties to carry on its respective businesses as they are now being conducted. Copies of the respective charter documents and by-laws of Parent and Purchaser have heretofore been delivered to the Company, and such copies are complete and correct as of the date hereof.

     4.2. Capital Stock of Parent and Purchaser. As of the date hereof, and at all times thereafter up to and including the Effective Time, all of the outstanding shares of common stock, par value $.01 per share, of Purchaser shall be duly authorized, validly issued, fully paid, non-assessable and owned directly by Parent, free and clear of all Liens.

     4.3.  Authority and Absence of Conflict.

           (a) Each of Parent and Purchaser has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Parent and Purchaser, and by Parent as sole shareholder of Purchaser, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Purchaser and (assuming that this Agreement constitutes the valid and binding obligation of the Company) constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect affecting the enforcement of creditors' rights generally or by general equitable principles regardless of whether enforceability is considered in a proceeding in equity or at law.

           (b) Neither the execution and delivery of this Agreement by Parent or Purchaser, nor the consummation by them of the transactions contemplated hereby, nor compliance by Parent or Purchaser with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Parent or Purchaser under any of the terms, conditions or provisions of (x) the charter documents or by-laws of Parent or Purchaser or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Purchaser is a party, or to which any of them, or any of their respective properties or assets, may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next subsection, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Purchaser or any of their respective properties or assets; except, in the case of each of clauses (i)(y) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens which would not prevent or delay in any material respect the consummation of the Merger.

           (c) Other than in connection with or in compliance with the provisions of the MBCL, the HSR Act and the Exchange Act, no notice to, filing with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Parent and Purchaser of the transactions contemplated by this Agreement, except where the failure to give such notices, make such filings, or obtain authorizations, consents or approvals would not prevent or delay in any material respect the consummation of the Merger.

     4.4. Litigation. Except as set forth in Schedule 4.4, there are no actions, suits or proceedings pending or, to Parent's knowledge, threatened against Parent or any of its subsidiaries, at law or in equity, or before or by any Governmental Entity or any arbitrator or arbitration tribunal, and no development has occurred with respect to any pending or threatened action, suit or proceedings that is reasonably likely to prevent or delay the consummation of the transactions contemplated hereby.

     4.5. Brokers. No agent, broker, investment banker, financial advisor or other person or entity, other than Houlihan Lockey Howard & Zukin Financial Advisors, Inc. ("Houlihan"), the fees and expenses of which will be paid by Parent, is or will be entitled to any brokerage commission, finder's fee or like payment in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Purchaser.

     4.6. Proxy Statement. None of the information supplied in writing by Parent or Purchaser specifically for inclusion in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company, at the time of the Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.7. Solvency Opinion. Parent has received the opinion of Houlihan, dated the date of this Agreement, with respect to the solvency of the Parent and its consolidated subsidiaries after giving effect to the Merger and the related financings necessary to consummate the transactions contemplated by this Agreement. A copy of this opinion has been provided to the Company.

                            ARTICLE V.

    COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

     5.1. Conduct Of Business Of The Company. Except as otherwise contemplated hereby or as expressly set forth in
Schedule 5.1, the Company covenants and agrees that, unless Parent shall otherwise agree in writing prior to the Effective
Time:

     (a) The business of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business, and the Company shall use its reasonable best efforts to maintain and preserve intact its and its subsidiaries' business organization, assets, employees, officers and advantageous business relationships.

     (b) Neither the Company nor any of its subsidiaries shall directly or indirectly do any of the following: (i) except in the ordinary course of business, sell, pledge, dispose of or encumber any assets of the Company or of any of its subsidiaries other than any such assets the value of which do not exceed $100,000 individually and $500,000 in the aggregate; (ii) amend its charter or by-laws or similar organizational documents;
(iii) except with respect to the creation, amendment, or exercise of rights under any shareholders rights plan (provided that Parent, Purchaser and its affiliates and the transactions contemplated by this Agreement and the Shareholders Agreement are, and continue to be, exempt from the operation of such plan), split, combine or reclassify any shares of its capital stock or declare, set aside, make or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to any of its capital stock (except for dividends by wholly-owned subsidiaries of the Company); (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any capital stock of the Company; (v) adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company; or
(vi) authorize or propose any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, except to the extent otherwise permitted herein.

     (c) Neither the Company nor any of its subsidiaries shall, directly or indirectly, (i) except for Shares issuable upon exercise of options outstanding under the Option Plans on the date hereof, issue, sell, pledge, dispose of or encumber, or authorize, propose or agree to the issuance, sale, pledge, disposition or encumbrance of, any shares of, or any options, warrants or rights of any kind to acquire any shares of or any securities convertible into or exchangeable or exercisable for any shares of, its capital stock of any class or any other securities in respect of, in lieu of, or in substitution for Shares outstanding on the date hereof; (ii) make any material acquisition, by means of merger, consolidation or otherwise, or material disposition (other than disposition of assets in the ordinary course of business), of assets or securities, or make any loans, advances or capital contributions to, or investment in, any individual or entity (other than to the Company or a wholly-owned subsidiary of the Company); (iii) except in the ordinary course of business, incur any indebtedness or issue any debt securities or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for, the obligations of any other individual or entity; (iv) change the capitalization of the Company (other than the incurrence of indebtedness otherwise permitted in this Agreement); (v) except in the ordinary course, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve; (vi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingency or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business or as required by applicable law; (vii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business; or
(viii) authorize any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing.

     (d) Neither the Company nor any of its subsidiaries shall (except as required pursuant to any agreements in effect at the date hereof) adopt or amend or take any actions to accelerate any rights or benefits under (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee or any officer or director or former employee or, increase (except for increases to employees other than officers in the ordinary course of business) the compensation or fringe benefits of any employee or former employee or pay any benefit not permitted by any existing plan, arrangement or agreement; provided, however, the Company may take the action, prior to the Effective Time, with respect to the SERP (as defined in Section 6.8) and the Rabbi and Secular Trusts, as contemplated by Section 6.8.

     (e) Except in the ordinary course of business, neither the Company nor any of its subsidiaries shall make any tax election or, except in the ordinary course of business, settle or compromise any federal, state, local or foreign income tax liability.

     (f) Except in the ordinary course of business, neither the Company nor any of its subsidiaries shall permit any insurance policy naming it as beneficiary or a loss payee to be cancelled or terminated without notice to Parent.

     (g) Neither the Company nor any of its subsidiaries shall agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Article III hereof untrue or incorrect.


                           ARTICLE VI.

                      ADDITIONAL AGREEMENTS

     6.1.  Preparation Of Proxy Statement; Shareholders Meeting.
(a) Promptly following the date of this Agreement, the Company shall prepare a proxy statement relating to the Shareholders
Meeting (the "Proxy Statement"), and the Company shall prepare and file with the Commission the Proxy Statement. Parent will cooperate with the Company in connection with the preparation of the Proxy Statement including, but not limited to, furnishing to the Company any and all information regarding Parent and Purchaser and their affiliates as may be required to be disclosed therein. The information provided and to be provided by Parent and the Company, respectively, for use in the Proxy Statement shall, at the date it is first mailed to the Company's shareholders and on the date of the Shareholders Meeting referred to below, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make the statements in such information, in light of the circumstances under which they are made, not misleading, and the Company and Parent each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect.

     (b) The Company will as promptly as practicable notify Parent of (i) the receipt of any comments from the Commission and
(ii) any request by the Commission for any amendment to the Proxy Statement or for additional information. All filings by the Company with the Commission, including the Proxy Statement and any amendment thereto, and all mailings to the Company's shareholders in connection with the Merger, including the Proxy Statement, shall be subject to a reasonable opportunity to review and comment thereon and receipt of approval by Parent (such approval not to be unreasonably withheld or delayed). Parent will furnish to the Company the information relating to it and its affiliates, including Purchaser, the financing for the transactions contemplated by this Agreement and the Shareholders Agreement and any other matters required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement.

     (c)  The Company will:   (i) as promptly as practicable
following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of approving this Agreement and the transactions contemplated hereby to the extent required by the MBCL and the Company's Restated Articles of Incorporation; and
(ii) through its Board of Directors, recommend to its shareholders approval of the foregoing matters; provided; however that the Board of Directors may fail to make or withdraw such recommendation, but only if the Board of Directors of the Company shall have concluded in good faith on the basis of written advice from outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the shareholders of the Company under applicable law. Any such recommendation, together with a copy of the opinion referred to in Section 3.22, shall be included in the Proxy Statement.

     6.2. Access To Information; Confidentiality. (a) From and after the date of this Agreement and until the earlier of the Effective Time or termination of this Agreement, the Company shall, and shall cause its subsidiaries, officers, directors, employees and agents to, afford to Parent, and to the officers, employees and agents of Parent, reasonable access, during normal business hours, to the officers, employees, agents, properties, books, records and contracts of the Company and its subsidiaries, provided that such access shall not unreasonably disrupt the Company's business or employees and the Company receives reasonable advance notice of a request for such access.

     (b) Parent and Purchaser each hereby confirms to the Company that the confidentiality agreement dated as of July 15, 1998 by and between Parent and the Company ("the Confidentiality Agreement") is in full force and effect. Purchaser hereby agrees to be bound by and to comply with the Confidentiality Agreement to the same extent as Parent is bound thereby, and Parent and Purchaser each agrees that it will cause the affiliates of Parent and Purchaser to be bound by and to comply with that Agreement to the same extent that Parent is bound thereby, and Parent and Purchaser shall cause Parent's, Purchaser's and such affiliates' officers, employees, agents and representatives, including, without limitation, attorneys, accountants, consultants, financial advisers and lenders and their respective counsel to comply therewith as though they were parties thereto.

     6.3. Filings; Commercially Reasonable Best Efforts. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and effect the transactions contemplated by this Agreement and the Shareholders Agreement, including but not limited to
(i) determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement) under any applicable law or regulation or from any governmental entities or third parties, including parties to loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Merger and the transactions contemplated hereby, (ii) promptly making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, permits or authorizations, (iii) obtaining the necessary approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company, and
(iv) doing all things necessary, proper or advisable to remove any injunctions or other impediments or delays, legal or otherwise, to the consummation of the Merger and the other transactions contemplated by this Agreement.

           (b) In the event Parent elects to engage in a debt offering between the date hereof and the Effective Time, then upon the request of Parent, the Company will use its reasonable best efforts to cause its independent accountants to promptly deliver to Parent a consent and letter in form reasonably satisfactory to Parent and customary in scope for comfort letters with respect to the Company's financial information included in the debt offering memorandum.

           (c) Notwithstanding the foregoing, none of Parent, Purchaser or the Company shall be obligated to use its commercially reasonable best efforts or take any action pursuant to this Section 6.3 if it determines in good faith, based on the advice of outside legal counsel, that such actions would be in breach of its Board of Directors' fiduciary duties under applicable law.

     6.4. Public Announcements. Parent, Purchaser and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, legal process or any listing agreement with a national securities exchange.

     6.5. Notification of Certain Matters. The Company, Parent and Purchaser each agree to give prompt notice (a "Default Notice") to each other at any time from the date hereof to the Effective Time of the obtaining by it of knowledge as to the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause a breach of any covenant, representation or warranty contained in this Agreement so as to result in a Material Adverse Effect or in an Acquiror Material Adverse Effect; provided that delivery of any such notice pursuant to this Section 6.5 shall not cure such breach or noncompliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.6.  Indemnification And Insurance.  (a) The Restated
Articles of Incorporation and By-laws of the Company (and the articles of incorporation and By-laws of the Surviving
Corporation after the Effective Time) shall contain the provisions with respect to indemnification set forth in the Restated Articles of Incorporation and By-Laws of the Company on the date of this Agreement, which provisions, and the provisions of those certain Indemnification Agreements in effect as of the date hereof between the Company and the persons identified on
Schedule 6.6, shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any individual who at any time prior to the Effective Time was an employee, agent, director or officer of the Company or any of the Company's subsidiaries, together with each such person's heirs, representatives, successors and assigns (individually, an "Indemnified Party" and collectively the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Agreement). Parent shall cause the Company
(or the Surviving Corporation if after the Effective Time) to, and the Company (or the Surviving Corporation if after the Effective Time) shall, maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and the Company's subsidiaries on the date hereof
(provided that the Company may substitute therefor policies having at least substantially the same coverage and containing terms and conditions which are no less advantageous in any material respect to the persons currently covered by such policies as insureds) with respect to matters existing or occurring at or prior to the Effective Time ; provided, however, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premium currently paid by the Company and its subsidiaries for such insurance on the date of this Agreement, then Parent shall cause the Company (or the Surviving Corporation if after the Effective Time) to, and the Company (or the Surviving Corporation if after the Effective Time) shall, provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate. The Company represents to Parent that such per annum rate of premium currently paid by the Company and its subsidiaries is approximately $95,000. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated hereby, existing or occurring at or prior to the Effective Time , then to the extent permitted by law, Parent shall cause the Company (or the Surviving Corporation if after the Effective Time) to, and the Company (or the Surviving Corporation if after the Effective
Time) shall, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. Parent shall cause the Company (or the Surviving Corporation if after the Effective
Time) to, and the Company (or the Surviving Corporation if after the Effective Time) shall, pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.6.

     (b) The provisions of this Section 6.6 are intended for the benefit of, and shall be enforceable by, the respective
Indemnified Parties and shall be binding on all successors and assigns of Parent, Purchaser, the Company and the Surviving
Corporation.

     6.7. Solicitation. (a) The Company (and its subsidiaries and affiliates) will not, and the Company (and its subsidiaries and affiliates) will use their reasonable best efforts to ensure that their respective directors, officers, employees, representatives and agents do not, directly or indirectly, solicit or initiate inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, any person or entity (other than Parent and its subsidiaries and their respective directors, officers, employees, representatives and agents) concerning (i) any merger, sale of assets not in the ordinary course (except for any sale of assets otherwise permitted under the terms of this Agreement), or other similar transaction involving the Company or any subsidiary or division of the Company, or the sale of any equity interest in the Company or any subsidiary, or (ii) any sale by the Company or its subsidiaries of authorized but unissued Shares or of any shares (whether or not outstanding) of any of the Company's subsidiaries (all such inquiries and proposals being referred to herein as "Acquisition Proposals"), provided, however, that nothing contained in this Section 6.7 shall prohibit the Company or its Board of Directors from (i) subject to the provisions of
Section 6.4, issuing a press release, filing any report, proxy statement or other document with the Commission pursuant to the Exchange Act or otherwise publicly disclosing the terms of this Agreement, including, without limitation, this Section 6.7;
(ii) proceeding with the transactions contemplated by this Agreement; or (iii) communicating to the Company's shareholders a position as contemplated by Rule 14e-2 promulgated under the Exchange Act; and, provided, further, that the Board of Directors of the Company may, on behalf of the Company, furnish or cause to be furnished information and may direct the Company, its directors, officers, employees, representatives or agents to furnish information, in each case pursuant to appropriate confidentiality agreements, and to participate in discussions or negotiations with any person or entity concerning any Acquisition Proposal which was not solicited by the Company or any of its subsidiaries or affiliates or any of their respective directors, officers, employees, representatives or agents, or which did not otherwise result from a breach of this Section 6.7, if (x) the Board of Directors of the Company shall conclude in good faith, after consultation with its financial advisor, that such person or entity has made a bona fide Acquisition Proposal for a transaction more favorable to the Company's shareholders from a financial point of view than the transactions contemplated hereby, and (y), in the opinion of the Board of Directors of the Company, only after receipt of advice from independent legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations would cause the Board of Directors of the Company to violate its fiduciary duties to the Company's shareholders under applicable law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The Company will immediately notify Parent of the terms of any proposal, discussion, negotiation or inquiry (and will disclose any written materials received by the Company in connection with such proposal, discussion negotiation, or inquiry) and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction. The Company shall, and shall cause each subsidiary to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company, any subsidiary of the Company or any officer, director or employee of, or investment banker, attorney, accountant or other advisor or representative of, the Company or any subsidiary with parties conducted heretofore with respect to any of the foregoing.

     (b) Except as set forth herein, neither the Board of Directors of the Company nor any committee thereof shall
(i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of the Company may (subject to the terms of this and the following sentence) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Superior Proposal or enter into an agreement with respect to a Superior Proposal at any time after the second business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; provided that the Company shall not enter into an agreement with respect to a Superior Proposal unless the Company shall have furnished Parent with written notice not later than noon (Chicago time) two business days in advance of any date that it intends to enter into such agreement and shall have caused its financial and legal advisors to negotiate with Parent to make such amendments to the terms and conditions of this Agreement as would make this Agreement as so amended at least as favorable to the Company's shareholders from a financial point of view as the Superior Proposal (without taking into account Parent's option to purchase Shares beneficially owned by certain shareholders of the Company pursuant to the Shareholders Agreement); provided further that the Company shall not be required to make such amendments if the Board of Directors in good faith determines that the transactions contemplated by this Agreement as so amended are not reasonably capable of being consummated. In addition, if the Company enters into an agreement with respect to any Acquisition Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to Parent the Termination Amount (as defined in Section 9.2) subject to the provisions of Section 9.2.

     6.8. Supplemental Executive Retirement Plan Funding. Immediately prior to the Closing, the Company (a) shall fund fully the obligations under the Company's Supplemental Executive Retirement Plan (the "SERP"), and (b) shall execute and deliver the amendment to the SERP, the amendment to the Supplemental Executive Retirement Plan II and the indemnification agreement in the form previously delivered to Parent.

     6.9.  TMI Letter Agreement.  The letter agreement dated
June 2, 1998 between TMI Acquisition Corp. and the Company, as amended and supplemented to date (the "TMI Letter") hereby is terminated and is of no further force or effect. Each of Parent and Purchaser jointly and severally agrees to indemnify and hold harmless the Company and its subsidiaries and their respective directors, officers, employees, representatives, agents and attorneys from, against and in respect of any and all damages, liabilities, losses, obligations and reasonable costs and expenses (including reasonable attorneys' fees and expenses) arising out of any claim, action or proceeding by TMI Acquisition
Corp. or any of its current or former shareholders, officers, directors, employees, representatives, agents, attorneys or any other person or entity that has any financial or other interests arising out of or based upon the TMI Letter.


                           ARTICLE VII.

                       CONDITIONS PRECEDENT

     7.1.  Conditions To Each Party's Obligation To Effect The
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver in writing on or prior to the Closing on the Closing Date of the following conditions:

     (a)  Company Shareholder Approval.  The Company Shareholder
Approval shall have been obtained.

     (b) Antitrust. The waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and, if applicable, the waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

     (c) Statutes. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any domestic government or any governmental agency or authority of competent jurisdiction which prohibits the consummation of the Merger or the transactions contemplated hereby or the performance of this Agreement.

     (d) Violation of Law. Consummation of the Merger shall not result in violation of any applicable United States federal or state law.

     (e) Litigation. No preliminary or permanent injunction, decree or other order issued by any federal or state court of competent jurisdiction in the United States preventing the consummation of the Merger or the transactions contemplated hereby or the performance of this Agreement shall be in effect; provided, however, that the parties hereto shall use their reasonable best efforts to have any such injunction or order vacated.

     7.2. Conditions To Obligations Of Parent. The obligations of Parent to effect the Merger are further subject to the following conditions:

     (a) Representations And Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing as though made on the Closing Date and as of the Closing, except where the failure of such representations and warranties to be so true and correct
(without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not reasonably be expected to have a Material Adverse Effect.

     (b) Performance Of Obligations Of The Company. The Company shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing (except for such failures to perform as have not had a Material Adverse Effect), and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect, to their best knowledge.

     (c) No Litigation. There shall not be instituted or pending any suit, action or proceeding (having a substantial likelihood of success) against Parent, Purchaser, the Company or any subsidiary of the Company (i) challenging the acquisition by Parent or Purchaser of any Shares, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the performance of this Agreement or seeking to obtain from the Company, Parent or Purchaser any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of the respective subsidiaries or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective subsidiaries, in each case taken as a whole, (iii) seeking to impose material limitations on the ability of Parent or Purchaser to acquire or hold, or exercise full rights of ownership of, the shares of capital stock of the Surviving Corporation, including the right to vote such capital stock on all matters properly presented to the stockholders of the Surviving Corporation, (iv) seeking to prohibit or impose material limitations on the ability of Parent to effectively control in any material respect the business or operations of the Company or its subsidiaries or (v) which otherwise is reasonably likely to have a Material Adverse Effect.

     (d) Statutes. There shall not be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a governmental entity, to the Merger, or any other action shall be taken by any governmental entity, other than the application or the Merger of applicable waiting periods under HSR Act or any other applicable foreign law, that is substantially likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of Section 7.2(c) above.

     (e) Dissenters Rights. The Company shall not have received notice of the intent of shareholders of the Company holding an aggregate of 7.5% or more of the outstanding Shares to object to the Merger and exercise appraisal rights pursuant to the MBCL in respect of the Merger.

     (f) Shareholders Agreement. If Parent shall have exercised the Acquiror Option (as defined in the Shareholders
Agreement), the closing of the purchase of Shares pursuant to the Acquiror Option shall have been consummated.

     7.3. Conditions To Obligation Of The Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

           (a)   Representations And Warranties.  The
representations and warranties of Parent and Purchaser set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing as though made on the Closing Date and as of the Closing, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) would not reasonably be expected to adversely affect the ability of Parent to consummate the Merger and the transactions contemplated hereby or to perform this Agreement.

           (b) Performance Of Obligations Of Parent. Parent shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had a material adverse effect on the ability of Parent to consummate the Merger and the transactions contemplated hereby or to perform this Agreement).


                          ARTICLE VIII.

                TERMINATION, AMENDMENT AND WAIVER

     8.1. Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of the Company:

           (a) by mutual written consent of Parent and the Company; or

           (b)   by either Parent or the Company if any
governmental body or regulatory authority of the United States of America or any state thereof shall have issued an order, decree or ruling or taken any other action, in each case permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party that has breached any of its material agreements or obligations under Section 6.3; or

           (c) by either Parent or the Company if the Merger shall not have been consummated on or before March 31, 1999 (other than due to the failure of the party seeking to terminate this Agreement) to perform its material obligations under this Agreement required to be performed at or prior to the Effective
Time); or

           (d) by either Parent or the Company if at the duly held meeting of the shareholders of the Company (including any adjournment thereof) held for the purpose of voting on the Merger, this Agreement and the consummation of the transactions contemplated hereby, the holders at least two-thirds of the outstanding Shares shall not have approved the Merger, this Agreement and the consummation of the transactions contemplated hereby; or

           (e) by the Board of Directors of Parent, (i) if the Company shall have breached any of its representations and warranties or failed to comply with any of the covenants or agreements (without, in each instance, giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) contained in this Agreement to be complied with or performed by the Company at or prior to consummation of the Merger and such breach or failure shall have resulted in a Material Adverse Effect and shall not have been cured within 20 business days following receipt by the Company of notice of such breach or failure, or (ii) the Company shall have received from a third party a bona fide Acquisition Proposal, and the Board of Directors of the Company, shall have accepted such a proposal or
(iii) the Board of Directors of the Company shall have failed to recommend to the Company Shareholders that they give the Company Shareholder Approval or shall have withdrawn or modified in a manner adverse to Parent or Purchaser its approval or recommendation with respect to the Merger, or

           (f)   by the Board of Directors of the Company, if
(i) Parent or Purchaser shall have breached any of its representations and warranties or failed to comply with any of the covenants or agreements (without, in each instance, giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) contained in this Agreement to be complied with or performed by Parent or Purchaser at or prior to consummation of the Merger and such breach or failure shall have resulted in an Acquiror Material Adverse Effect and shall not have been cured within 20 business days following receipt by the breaching party of notice of such breach or failure, or (ii) if the Company enters into a written agreement concerning a transaction that constitutes a Superior Proposal, provided that the Company shall have complied with the provisions of
Section 6.7(a) and (b) hereof (including the payment of the Termination Amount).

     8.2. Effect Of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in
Section 8.1, no party hereto (or any of its directors, officers, employees, agents, legal and financial advisors or other representatives) shall have any liability or further obligation to any other party to this Agreement, except as provided in this
Section 8.1 and Sections 6.2(b), 9.1 and 9.2 of this Agreement, and except that nothing herein will relieve any party from liability for its breach of this Agreement.


                           ARTICLE IX.

                        GENERAL PROVISIONS

     9.1. Nonsurvival Of Representations And Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, consummation of the Merger. This Section 9.1 have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Effective Time. The Confidentiality Agreement shall survive the termination of this Agreement and the provisions of such Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

     9.2. Payment Of Certain Fees and Expenses. (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

           (b)   Notwithstanding the foregoing, if this
Agreement is terminated pursuant to Section 8.1(d), 8.1(e)(ii) or
(iii) or 8.1(f)(ii) hereof, then the Company shall pay to Parent
(i) concurrently with such termination, an amount equal to U.S. $2.0 million (the "Termination Fee"), plus (ii) promptly, but in no event later than two days after being furnished documentation in respect thereto by Parent ("Documentation"), Parent's or its affiliates' out-of-pocket fees and expenses (including legal, investment banking, financing commitment fees, and commercial banking fees and expenses) actually incurred in connection with the Merger, due diligence investigation, the negotiation and execution of this Agreement and the transactions contemplated hereby in an amount not to exceed $750,000 in the aggregate (the "Termination Expenses"), and together with the Termination Fee, the "Termination Amount"). Any payments required to be made pursuant to this Section shall be made by wire transfer of same day funds to an account designated by Parent.

     9.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given; as of the date of delivery, if delivered personally; upon receipt of confirmation, if telecopied or upon the next business day when delivered during normal business hours to an overnight courier service, such as Federal Express, in each case to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice; unless the sending party has knowledge that such notice or other communication hereunder was not received by the intended recipient:

           (a)   If to Parent or Purchaser:

                 Salton/Maxim Housewares, Inc.
                 550 Business Center Drive
                 Mount Prospect, Illinois  60056
                 Attention:  Chairman
                 Telecopy:  (847) 803-8080
                 with a copy to:

                 Sonnenschein Nath & Rosenthal
                 8000 Sears Tower
                 Chicago, Illinois  60606
                 Attention:  Neal Aizenstein, esq.
                 Telecopy:  (312) 876-7934

                 If to the Company:

                 Toastmaster Inc.
                 1801 North Stadium Boulevard
                 Columbia, Missouri  65202
                 Attention:  Chairman
                 Telecopy:  (573) 446-5646

                 with a copy to:

                 Stinson, Mag & Fizzell P.C.
                 1201 Walnut Street
                 Kansas City, Missouri  64106
                 Attention:  John A. Granda
                 Telecopy:  (816) 641-3495

     9.4. Certain Definitions; Interpretation. (a) When a reference is made in this Agreement to subsidiaries of Parent, Purchaser or the Company, the word "subsidiaries" means any corporation 50 percent or more of whose outstanding voting securities, or any partnership, joint venture or other entity 50 percent or more of whose total equity interest, is directly or indirectly owned by Parent, Purchaser or the Company, as the case may be. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 under the Exchange Act and the term "knowledge" means the actual knowledge of any of the executive officers of the parties and, with respect to Section
3.9 and Section 3.12, the actual knowledge of the most senior officer or employee in charge of employee benefit and environmental matters, respectively, in each cause with the requirement of due inquiry but without any attribution of knowledge from any other person.

           (b)   References to "includes" and "including" mean
"includes without limitation" and "including without limitation.

           (c)   No provision of this Agreement or the
Shareholders Agreement shall be interpreted in favor of, or against, any of the parties by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     9.5. Entire Agreement. This Agreement (including the Schedules and the exhibits hereto), the Shareholders Agreement and the Confidentiality Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all written or oral negotiations, representations, warranties, commitments, offers, bids, bid solicitations, and other understandings prior to the date hereof, including, without limitation, the letter agreement dated June 2, 1998 between TMI Acquisition Corp and the Company.

     9.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.7. Severability. If any term or provision of this Agreement or the Shareholders Agreement or the application thereof to either party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or the Shareholders Agreement under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

     9.8. Captions. The captions of the various Articles and Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any provision of this Agreement or affect the construction hereof.

     9.9. Amendment. Subject to the applicable provisions of the MBCL, this Agreement may be amended by the parties hereto, at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     9.10. Waiver. Subject to the applicable provisions of the MBCL, at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, or
(b) subject to the proviso of Section 9.9, waive compliance with any of the agreements or conditions contained herein. At any time prior to consummation of the Merger any party hereto may waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto.
Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. Except as otherwise provided in this Agreement, neither the failure nor any delay by a any party in exercising any right, power or privilege under this Agreement or the document referred to in this Agreement or therein will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

     9.11. No Third-Party Beneficiaries; Assignability. Except for Sections 2.2, 2.3 and 6.6 (which are intended for the benefit of, and may be enforced by, the persons or entities specified therein), this Agreement is not intended to confer or impose upon any person not a party hereto any rights, remedies, obligations or liabilities hereunder. This Agreement shall not be assigned by any party hereto, by operation of law or otherwise. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     9.12. Inclusion of Information in Schedules. The inclusion of any information in any disclosure schedule (i) shall not be deemed an admission that any such information is material for purposes of the representation and warranty to which it relates or any other representation and warranty or for any other purpose related to the Agreement or the transactions contemplated hereby, including, without limitation, for purposes of any covenants, closing conditions or any other remedies the parties may have, and (ii) shall not be used or interpreted in any manner to create a standard of materiality for any such purpose.

     9.13. Exclusive Jurisdiction and Consent to Service of Process. The parties agree that any action arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought by the parties only in a Missouri state court or a federal court sitting in that state, which shall be the exclusive venue of any such action. Each party waives any objection which such party may now or hereafter have to the laying of venue of any such action, and irrevocably consents and submits to the jurisdiction of any such court (and the appropriate appellate courts) in any such action. Any and all service of process and any other notice in any such action shall be effective against such party when transmitted in accordance with Section 9.3. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law.

     9.14. Waiver of Jury Trial. THE COMPANY, PARENT AND PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

     9.15. Governing Law.    The validity, interpretation and
effect of this Agreement shall be governed exclusively by the laws of the State of Missouri, without giving effect to the principles of conflict of laws thereof.

     IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunder duly authorized.


                             SALTON/MAXIM HOUSEWARES, INC.


                             By:  ____________________________
                             Title: Chairman and Chief
                                    Executive Officer


                             COLUMBIA ACQUISITION CORP.


                             By:  _____________________________
                             Title:  President



                             TOASTMASTER INC.


                             By:  _____________________________
                             Title:  President

                                                       APPENDIX B

              OPINION OF CREDIT SUISSE FIRST BOSTON


August 25, 1998


Board of Directors
Toastmaster Inc.
1801 North Stadium Boulevard
Columbia, Missouri 65202

Members of the Board:

You have asked us to advise you with respect to the fairness to the stockholders of Toastmaster Inc. (the "Company"), from a financial point of view, of the consideration to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger, dated as of August 26, 1998 (the "Merger Agreement"), among the Company, Salton/Maxim Housewares Inc. ("Parent") and Columbia Acquisition Corp. ("Sub"). The Merger Agreement provides for the merger (the "Transaction") of Sub with and into the Company pursuant to which the Company will be the surviving corporation and become a wholly owned subsidiary of Parent and each outstanding share of common stock, par value $0.10 per share, of the Company will be converted into the right to receive $7.00 in cash.

In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company, as well as the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and have met with the Company's management to discuss the business and prospects of the Company.

We have also considered certain financial and stock market data of the Company, and we have compared those data with similar data for other publicly held companies in businesses similar to the Company and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company and that the Company is not aware of any information or facts that would make the information provided to us incomplete or misleading. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information furnished to us and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. In connection with our engagement, we approached third parties to solicit indications of interest in a possible acquisition of the Company and held preliminary discussions with certain of these parties prior to the date hereof.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction. We will also receive a fee for rendering this opinion.

In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and the Parent for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of Board of Directors of the Company in connection with its consideration of the Transaction, does not constitute an opinion or recommendation to any stockholder as to how such stockholder should vote at the stockholder's meeting to be held in connection with the Transaction, and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the stockholders of the Company in the Transaction is fair to such stockholders, from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

/s/ Todd E. Warnock
Todd E. Warnock
Managing Director

                                                       APPENDIX C

                       SECTION 351.455 OF
        THE MISSOURI GENERAL AND BUSINESS CORPORATION LAW

351.455. Shareholder who objects to merger may demand value of shares, when.--

     1. If a shareholder of a corporation which is a party to a merger or consolidation shall file with such corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

     2. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

     3. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

     4. The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

                     APPENDIX I -- PROXY CARD


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              PROXY
       SPECIAL MEETING OF SHAREHOLDERS OF TOASTMASTER INC.


     The undersigned hereby appoints Robert H. Deming, Daniel J. Stubler and John E. Thompson, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the Special Meeting of Shareholders of Toastmaster Inc., a Missouri corporation ("Toastmaster"), to be held at the principal executive offices of Toastmaster, located at 1801 North Stadium Boulevard, Columbia, Missouri, on Thursday, December 31, 1998, commencing at 9:00 a.m., local time, and at all adjournments thereof, and to vote all shares of capital stock of Toastmaster which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Special Meeting of Shareholders and Proxy Statement, dated December 1, 1998:

               THE BOARD OF DIRECTORS OF TOASTMASTER
                RECOMMENDS A VOTE "FOR" THIS ITEM.

ITEM 1: Proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 26, 1998, by and among Salton/Maxim Housewares, Inc., a Delaware corporation, its wholly-owned subsidiary, Columbia Acquisition Corp., a Missouri corporation ("Acquisition Sub"), and Toastmaster, pursuant to which Acquisition Sub will merge with and into Toastmaster and each of the outstanding shares of Toastmaster common stock will be converted into the right to receive $7.00 in cash, as more fully described in the aforementioned Notice of Special Meeting of Shareholders and Proxy Statement.

               [__] FOR        [__] AGAINST       [__] ABSTAIN


     In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Special
Meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

Dated: ____________________, 1998



                              __________________________________
                              Signature

                              ___________________________________
                              Signature (if held jointly)

                              Please sign exactly as name appears
                              hereon.  When shares are held by
                              joint tenants, both should sign.
                              When signing as an attorney,
                              executor, administrator, trustee or
                              guardian, please give full title as
                              such.  If a corporation, please
                              sign in full corporate name by
                              President or other authorized
                              officer.  If a partnership, please
                              sign in partnership name by
                              authorized person.


   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
           USING THE ENCLOSED POSTAGE PREPAID ENVELOPE